SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12.

STRYKER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2825 Airview Boulevard

Kalamazoo, MI 49002

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS OF STRYKER CORPORATION

Date:	April 26, 2011

Time:	2:00 p.m., Eastern Time

Place:	Radisson Plaza Hotel & Suites at The Kalamazoo Center, Kalamazoo, Michigan

Items of Business:

•	Elect nine directors;

•	Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011;

•	Consider and act upon approval of the 2011 Long-Term Incentive Plan;

•	Consider and act upon approval of the 2011 Performance Incentive Award Plan;

•	Conduct an advisory vote relating to the Company’s executive compensation;

•	Conduct an advisory vote on the frequency of future advisory votes on executive compensation;

•	Vote on a shareholder proposal, if properly presented at the meeting; and

•	Transact any other business that may properly come before the meeting and any adjournment or postponement.

We invite all shareholders to attend the meeting. At the meeting, you will hear a report on our business and have a chance to meet our directors and executive officers. Our Annual Report on Form 10-K for the year ended December 31, 2010 and our 2010 Annual Review are enclosed.

Only shareholders of record on March 1, 2011 may vote at the meeting.

Your vote is important. Please vote your shares promptly. To vote your shares, you may use the internet or call the toll-free telephone number as described on your proxy card or complete, sign, date and return your proxy card.

Curtis E. Hall

Vice President, General Counsel, and Secretary

March 18, 2011

Important Notice Regarding Availability of

Proxy Materials for the Shareholders Meeting

on April 26, 2011

The proxy statement, our 2010 Annual Report on Form 10-K, our 2010 Annual Review and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

2825 Airview Boulevard

Kalamazoo, MI 49002

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 26, 2011

GENERAL INFORMATION

We are providing these proxy materials in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders of Stryker to be held on April 26, 2011 and at any adjournment or postponement of the meeting. The solicitation will begin on or about March 18, 2011.

What am I voting on?

You will be voting on seven proposals at our annual meeting:

•	Election of nine directors;

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011;

•	Approval of the 2011 Long-Term Incentive Plan;

•	Approval of the 2011 Performance Incentive Award Plan;

•	Advisory vote relating to the Company’s executive compensation;

•	Advisory vote on the frequency of future advisory votes on executive compensation; and

•	A shareholder proposal, if properly presented at the meeting.

What are the recommendations of the Board of Directors?

All shares represented by a properly executed proxy will be voted unless the proxy is revoked and, if a choice is specified, your shares will be voted in accordance with that choice. If no choice is specified, the proxy holders will vote your shares according to the recommendations of the Board of Directors, which are included in the discussion of each matter later in this proxy statement. In summary, the Board of Directors recommends that you vote:

•	FOR the election of the nominees for directors;

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011;

•	FOR the approval of the 2011 Long-Term Incentive Plan;

•	FOR the approval of the 2011 Performance Incentive Award Plan;

•	FOR the approval of the resolution set forth in Proposal 5 regarding the advisory vote relating to the Company’s executive compensation;

•	FOR the every year alternative as to the frequency of future advisory votes on executive compensation; and

•	AGAINST the shareholder proposal.

In addition, the proxy holders may vote in their discretion with respect to any other matter that properly comes before the meeting.

Who is entitled to vote?

At the close of business on March 1, 2011, the record date for the meeting, 388,877,740 shares of our common stock, $0.10 par value (“Common Stock”) were outstanding. For each proposal to be voted on, each shareholder is entitled to one vote for each share of Stryker Common Stock owned at that time.

How do I vote?

If you are a shareholder of record, you may vote by proxy in any of the following ways:

•

By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you should not return your proxy card.

•

By Mail — You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you vote via the internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on April 25, 2011.

You may also vote in person at the annual meeting or may be represented by another person at the meeting by executing a proxy designating that person.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow in order to have your shares voted.

If you hold your shares in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the street name holder.

May I change my mind after submitting a proxy?

If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	Written notice to the Vice President, General Counsel, and Secretary of the Company at 2825 Airview Boulevard, Kalamazoo, Michigan 49002;

•	Timely delivery of a valid, later-dated proxy or later-dated vote by internet or telephone; or

•	Voting by ballot at the annual meeting.

If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

What are broker non-votes?

A broker non-vote occurs when the broker, bank or other holder of record that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers, banks and other street name holders will not have discretionary authority to vote on any matter other than the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.

What is the required vote?

In the election of directors, the nine nominees receiving the highest number of votes will be elected. The votes on Proposals 5 and 6 are advisory and are not binding on our Board of Directors or the Company. For

Proposal 6, the number of years for the frequency of future advisory votes on executive compensation that receives the highest number of votes will be considered the frequency that shareholders prefer. The other matters require the affirmative vote of a majority of the votes cast at the meeting, provided in the case of Proposals 3 and 4 that the total votes cast represent over 50% of the outstanding Common Stock. Votes that are withheld with respect to the election of directors and abstentions on the other matters are not counted as votes cast.

Will the annual meeting be webcast?

You may access our annual meeting via webcast or telephone. Information about the webcast, which will include both the audio and the slide presentation from the meeting, is available in the Calendar of Events area of the Investor section of our web site at www.investorevents.stryker.com. The telephone number to listen to the meeting is 866-383-8108 (United States) or 617-597-5343 (International) and the passcode is 48937283. An archived copy of the webcast will continue to be available on our web site until June 30, 2011.

How do I obtain directions to the annual meeting?

Directions are available at www.proxymaterials.stryker.com.

Can I access these proxy materials on the internet?

This proxy statement, our 2010 Annual Report on Form 10-K, our 2010 Annual Review and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

STOCK OWNERSHIP

Principal Shareholders

The following table sets forth certain information with respect to beneficial ownership of Common Stock by the only persons known by us to be the beneficial owners of more than 5% of our Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)		Percentage of Class (%)
Greenleaf Trust	34,941,429	(1)	8.9
211 South Rose Street
Kalamazoo, Michigan 49007
Ronda E. Stryker	33,846,129	(2)	8.5
c/o Greenleaf Trust
211 South Rose Street
Kalamazoo, Michigan 49007
Capital World Investors	22,911,555	(3)	5.8
333 South Hope Street
Los Angeles, California 90071
Pat Stryker	22,010,867	(4)	5.5
c/o Bohemian Companies
262 E. Mountain Avenue
Ft. Collins, Colorado 80524
First Western Trust Bank	21,406,236	(5)	5.5
1200 17th Street, Suite 2650
Denver, CO 80202
John W. Brown	20,230,188	(6)	5.2
750 Trade Centre Way
Portage, Michigan 49002

(1)

This information is based solely on information as of December 31, 2010 contained in a filing with the United States Securities and Exchange Commission (“SEC”) on February 24, 2011. Greenleaf Trust holds these securities in a fiduciary capacity on behalf of various trusts and investment management customers, some of whom have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such shares of Common Stock. Greenleaf Trust has sole voting power with respect to 154,344 of such shares, shared voting power with respect to 34,787,085 of such shares, sole investment power with respect to 147,798 of such shares and shared investment power with respect to 34,793,631 of such shares. See note (2) below regarding the shared voting power and investment power with respect to 17,207,398 of such shares of Common Stock held by subtrust for the benefit of Ronda E. Stryker under the terms of the L. Lee Stryker Trust established on September 10, 1974 for the benefit of members of the Stryker Family (the “Stryker Family Trust”).

(2)

This information is based solely on information as of February 15, 2011 provided by Ms. Ronda E. Stryker. The shares of Common Stock shown as beneficially owned by Ms. Stryker include 72,049 shares that she has the right to acquire within 60 days of February 15, 2011 upon exercise of stock options. Ms. Stryker has sole voting and investment power with respect to 16,510,731 of the shares of Common Stock shown as beneficially owned by her and shared voting and investment power with respect to the remaining 17,335,398 shares. As a result of certain rights that she has under the terms of the Stryker Family Trust, Ms. Stryker may be deemed to share voting power and investment power with respect to 17,207,398 of such shares with Greenleaf Trust, the trustee of a subtrust for her benefit under the Stryker Family Trust. See note (1) above.

(3)

This information is based solely on information as of December 31, 2010 contained in a filing with the SEC on February 9, 2011. Capital World Investors, a division of Capital Research and Management Company, an investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940, has sole power to make decisions with respect to the disposition of all of such shares and sole voting power with respect to 21,611,555 of them.

(4)

This information is based solely on information as of December 31, 2010 contained in a filing with the SEC on February 11, 2011. Ms. Pat Stryker has sole voting and investment power with respect to 3,195,885 of the shares of Common Stock shown as beneficially owned by her. As a result of certain rights that she has under the terms of the Stryker Family Trust, Ms. Stryker may be deemed to share voting power and investment power with respect to 18,814,982 of such shares with First Western Trust Bank, the trustee of a subtrust for her benefit under the Stryker Family Trust. See note (5) below.

(5)

This information is based solely on information contained in a filing with the SEC on February 22, 2011. The First Western Trust Bank has shared voting and investment power with respect to such shares. See note (4) above regarding the shared voting power and investment power with respect to 18,814,982 of such shares of Common Stock held by the subtrust for the benefit of Pat Stryker under the Stryker Family Trust.

(6)

This information is based solely on information as of December 31, 2010 contained in a filing with the SEC on February 4, 2011. The shares of Common Stock shown as beneficially owned by Mr. Brown include 193,975 shares that may be acquired by him upon exercise of stock options. Mr. Brown has sole voting power with respect to 19,962,487 of the shares of Common Stock shown as beneficially owned by him, shared voting power with respect to 267,701 shares, sole investment power with respect to 19,970,188 shares and shared investment power with respect to 260,000 shares.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information about the ownership of Stryker Common Stock as of January 31, 2011 by our current directors, all of whom except Dr. Engelman are standing for reelection, the executive officers identified as our Named Executive Officers (“NEOs”) in the “Compensation Discussion and Analysis” on page 11 and all of our executive officers and directors as a group.

Name	Number of Shares Owned (#)(2)	Right to Acquire (#)(3)	Total (#)(4)	Percentage of Outstanding Shares (%)
Directors:
Howard E. Cox, Jr.	604,732	72,049	676,781	*
Srikant M. Datar, Ph.D.	1,000	4,665	5,665	*
Roch Doliveux, DVM	0	0	0	*
Donald M. Engelman, Ph.D.	30,000	72,049	102,049	*
Louise L. Francesconi	10,000	24,349	34,349	*
Allan C. Golston	0	0	0	*
Howard L. Lance	8,000	4,749	12,749	*
Stephen P. MacMillan	127,202	1,014,000	1,141,202	*
William U. Parfet	318,600	29,449	348,049	*
Ronda E. Stryker	33,774,080	72,049	33,846,129	8.5
Named Executive Officers(1):
Andrew G. Fox-Smith	27,049	324,145	351,194	*
Curt R. Hartman	18,524	309,134	327,658	*
Michael P. Mogul	24,586	359,295	383,881	*
Timothy J. Scannell	12,833	280,374	293,207	*
Executive officers and directors as a group (19 persons)	35,109,491	3,357,499	38,466,990	9.8

*	Less than 1%.

(1)	Other than Stephen P. MacMillan, who is also a director.

(2)	Excludes shares that may be acquired through stock option exercises or vesting of restricted stock units.

(3)	Includes shares that may be acquired within 60 days after January 31, 2011 upon exercise of options and vesting of shares underlying restricted stock units.

(4)

Except for the shared beneficial ownership of certain shares of Common Stock by Ms. Stryker (17,335,398 shares), Mr. MacMillan (200 shares) and Dr. Datar (1,000 shares), such persons hold sole voting and disposition power with respect to the shares shown in this column. This total does not include 1,765,355 shares of Common Stock owned by our 401(k) Savings and Retirement Plans that will be voted in accordance with the voting instructions of the individual participants, including executive officers, on all matters except the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011, as to which they will be voted as directed by management. The number of shares held by our 401(k) Savings and Retirement Plans does not exceed 10,000 in the case of any executive officer.

INFORMATION ABOUT THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE MATTERS

We manage our business under the direction of our Board of Directors. The Board conducts its business through meetings of the Board and its committees. The Board has adopted Corporate Governance Guidelines that are available in the Corporate Governance area of the Investor section of our web site at www.stryker.com/investors/governanceguidelines. We will mail a copy to any shareholder upon request to the Vice President, General Counsel, and Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. During 2010, the Board held eight meetings. There were also a total of 26 committee meetings during 2010. Each director attended more than 75% of the total meetings of the Board and the committees on which he or she served in 2010. Mr. Golston’s election as a director was effective on January 1, 2011. We expect our directors to attend the annual meeting of shareholders unless they have a schedule conflict or other valid reason. All the then members of the Board attended the 2010 annual meeting.

Board’s Role in Strategic Planning and Risk Oversight

Our Board is responsible for directing and overseeing the management of the Company’s business in the best interests of the shareholders and consistent with good corporate citizenship. The Board sets strategic direction and priorities for the Company, approves the selection of the senior management team and oversees and monitors risks and performance. At Board meetings during the year, corporate management presents the Company’s overall strategic plan and the heads of our Orthopaedics, MedSurg and Spine and International Groups present their long-range strategic plans to the Board and in December the capital plan and budget for the next year are considered and approved. A fundamental part of setting the Company’s business strategy is the assessment of the risks the Company faces and how they are managed. The Board and the Audit Committee meet regularly throughout the year with our financial, treasury, internal audit, legal and compliance management teams to assess the financial, legal/compliance and operational/strategic risks throughout our businesses and review our insurance and other risk management programs and policies in order to enable the Board to exercise its ultimate oversight responsibility for the Company’s risk management processes.

Independent Directors

Under the listing standards of the New York Stock Exchange (“NYSE”), a director is not independent unless the Board determines that he or she has no material relationship with Stryker, either directly or through any organization with which he or she is affiliated that has a relationship with Stryker. The Board has determined that Howard E. Cox, Jr., Srikant M. Datar, Ph.D., Roch Doliveux, DVM, Donald M. Engelman, Ph.D., Louise L. Francesconi, Allan C. Golston, Howard L. Lance, William U. Parfet and Ronda E. Stryker are independent under the NYSE listing standards. That determination was based on a review of the responses of the directors to questions about employment history, affiliation and family and other relationships, including in the case of Mr. Parfet the transactions with MPI Research, Inc. discussed under “Certain Relationships and Related Party Transactions” on page 10 and on discussions with the directors. In the case of Ms. Stryker, the Board also considered that the Company spent approximately $201,135 in 2010 on functions and meetings, including the 2010 annual meeting, held at hotel, restaurant and entertainment properties in Kalamazoo (principally the Kalamazoo Radisson hotel) that are owned by Greenleaf Hospitality and that Stryker also reimbursed employees for hotel, restaurant and other expenses incurred by them at such properties while they were in Kalamazoo for business meetings. Management of Stryker has been advised by the Controller of Greenleaf Hospitality that Greenleaf Hospitality is 100% owned by Ronda Stryker’s husband. The Board has determined that this relationship is not material under the circumstances, including the modest nature of the transactions compared to Stryker’s and Greenleaf Hospitality’s total revenues, the ordinary course status of the transactions and the arm’s length nature of the transactions, including the Stryker discounted rate. As a member of management, Stephen P. MacMillan, Chairman, President and Chief Executive Officer, is not independent under the NYSE listing standards.

Board Committees

Our Board has four principal committees. The current membership, number of meetings held during 2010 and the function performed by each of these committees are described below. These committees act under written charters approved by the Board. These charters are available in the Corporate Governance area of the Investor section of our web site at www.stryker.com/investors/charters, and we will mail them to any shareholder upon request to the Vice President, General Counsel, and Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. The applicable committee and the Board review and reassess the charters annually.

None of the members of any of the committees is or ever has been an employee of the Company. The Board has determined that the members of the Audit, Compensation, Governance and Nominating and Finance Committees meet the independence standards for those committees within the meaning of the NYSE listing standards and applicable law and SEC regulations.

Audit Committee — Mr. Parfet (Chair), Dr. Datar, Ms. Francesconi and Mr. Golston currently are members of the Audit Committee. The Audit Committee met five times during 2010. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. It meets with management and the Company’s independent registered public accounting firm throughout the year and reports the results of its activities to the Board of Directors. Further information regarding the role of the Audit Committee is contained in its charter that is available in the Corporate Governance area of the Investor section of our web site at www.stryker.com/investors/auditcommitteecharter. For further information, see “Audit Committee Report” on page 37. The Board has determined that each of Mr. Parfet, Dr. Datar, Ms. Francesconi and Mr. Golston is considered an “audit committee financial expert” for purposes of applicable SEC rules.

Compensation Committee — Mr. Lance (Chair), Mr. Cox, Dr. Doliveux and Ms. Stryker currently are members of the Compensation Committee, which met four times during 2010. The purpose of the Compensation Committee is to assist the Board in discharging its overall responsibilities relating to executive and stock-based compensation. The Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chairman, President and Chief Executive Officer and other executive officers, evaluates their performance for the current year in light of those goals and establishes compensation levels, including annual salary and bonus targets. The Committee also administers and grants awards under the Company’s equity-based compensation plans. Except in the case of the Chairman, President and Chief Executive Officer, management provides recommendations to the Committee concerning salary, bonus potential and stock awards for our executive officers. The Chairman, President and Chief Executive Officer’s compensation is subject to final approval by the independent directors. For further information, see the Compensation Committee’s charter that is available in the Corporate Governance area of the Investor section of our web site at www.stryker.com/investors/compensationcommitteecharter and “Compensation Discussion and Analysis” beginning on page 11.

Our Compensation Committee has the authority to retain and terminate a compensation consulting firm in order to assist the Committee in the evaluation of executive and non-employee director compensation. For 2010, Hay Group, Inc. was engaged directly by the Committee to assist the Committee by:

•	Providing information and education on executive and non-employee director compensation trends and developments and the implications for Stryker;

•	Reviewing the competitiveness of our director compensation program and of total direct compensation for the members of our executive leadership team;

•	Reviewing and giving its opinion on management’s recommendations for executive compensation and equity plan design and practices; and

•	Participating in Compensation Committee meetings when requested by the Committee Chair.

The Compensation Committee considers Hay Group to be an independent advisor as a result of the following factors:

•	Hay Group reports directly to the Compensation Committee;

•

Hay Group has provided no services to the Company in the past four years other than the compensation-related services provided to the Compensation Committee. However, Hay Group is not prohibited from providing other services to the Company or management. We have agreed to notify the Compensation Committee of any potential services, including related fees that Hay Group might be asked to perform. The Compensation Committee has established a requirement that the Committee Chair pre-approve additional Hay Group services if the aggregate fees would exceed $10,000 in any year;

•

We were advised by Hay Group that the fees charged to Stryker in 2010 were less than one-half of one percent of Hay Group’s total annual revenue, which indicates that Hay Group does not rely upon Stryker for a significant portion of its total business;

•	We were advised by Hay Group that Hay Group has internal policies and procedures that prevent conflicts of interest;

•	There are no business or personal relationships between Hay Group’s lead consultant and members of Stryker’s Compensation Committee; and

•	We were advised by Hay Group that Hay Group’s lead consultant on the Stryker account does not own Stryker Common Stock.

Governance and Nominating Committee — Ms. Francesconi (Chair), Dr. Doliveux, Mr. Parfet and Ms. Stryker currently serve on the Governance and Nominating Committee. The Governance and Nominating Committee, which met nine times during 2010, makes recommendations to the Board regarding director nominations and committee assignments, oversees the evaluation of the Board and management and considers other matters relating to corporate governance. For further information, see the charter of the Governance and Nominating Committee that is available in the Corporate Governance area of the Investor section of our web site at www.stryker.com/investors/governancenominatingcommitteecharter. When seeking to identify an individual to become a director to fill a new position or vacancy, the Committee will consult with incumbent directors, management and others, including a professional search firm, and will review information obtained from a variety of sources. The Committee will consider, among other factors, the background and reputation of potential candidates in terms of character, personal and professional integrity, business and financial experience and acumen, how a person would contribute to and strengthen the Board and complement the other directors in terms of expertise, diversity of viewpoint and opinion, professional experience, education and skill and a person’s availability to devote sufficient time to Board duties. Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Vice President, General Counsel, and Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, giving the candidate’s name, relationship, if any, to the shareholder making the recommendation, biographical data and qualifications. The submission should also include a statement from the candidate consenting to being considered and, if nominated and elected, to serving as a director.

Finance Committee — Mr. Cox (Chair), Dr. Datar, Dr. Engelman, Mr. Golston and Mr. Lance currently serve on the Finance Committee. The Finance Committee, which met eight times during 2010, assists the Board in discharging its responsibilities with respect to investment policy, capital expenditures and acquisitions, dividends and share repurchases and significant financing arrangements. For further information, see the charter of the Finance Committee that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/financecommitteecharter

Compensation Risks

At Stryker’s request, Towers Watson conducted a risk assessment of our compensation program. Towers Watson focused on our executive compensation policies and practices and material sales incentive plans and made certain recommendations, including the use of performance stock units and the implementation in our stock awards of a clawback policy providing for recovery of excess incentive compensation paid in the event of a restatement of our financial statements. Our Executive Bonus Plan currently has a clawback provision that is applicable under certain circumstances. Performance stock units have been awarded to our executive leadership team in 2011 and the Compensation Committee intends to continue the use of performance stock units, as well as adopt a clawback policy, in connection with the granting of stock awards in 2012. In the course of conducting its assessment, Towers Watson concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Stryker. The Compensation Committee reviewed the Towers Watson report and discussed it with management. The Committee concurred with the conclusion and, in doing so, specifically noted the following risk mitigation factors regarding our compensation policies and practices:

•	The blend of pay delivery (fixed versus variable, cash versus stock and short- versus long-term compensation) is in line with market practices;

•	Annual bonus plan design;

•	Goals are challenging to achieve, calibrated annually and set to drive performance, which ties to Stryker’s long-term profitability and strategic plan;

•	Payouts are based on multiple performance measures and capped at 150% of target level;

•	Stock awards have multi-year vesting requirements, typically ranging from three to five years;

•	Stock ownership guidelines and the prohibition of hedging, using derivative securities or short selling as it relates to Stryker stock; and

•

Compensation plan governance is well defined and includes the Board of Directors and Compensation Committee as well as many functional areas within Stryker, including the executive leadership team, finance, human resources, legal and risk management.

Board Leadership Structure

Effective January 1, 2010, upon the retirement of John W. Brown, Stephen P. MacMillan was elected Chairman of the Board in addition to President and Chief Executive Officer. Mr. Brown had served as our Chairman, President and Chief Executive Officer from 1981 until Mr. MacMillan’s appointment as President effective June 1, 2003 and Chief Executive Officer effective January 1, 2005. The Board believes that the most effective leadership structure for our Company at the present time is for Mr. MacMillan to serve in the combined role of Chairman, President and Chief Executive Officer and have full responsibility for the day-to-day management of our Company. In effecting this change the Board undertook a thorough review and discussion and concluded that the strong governance structures and processes in place, which are reflected in our Corporate Governance Guidelines and the committee charters discussed above, provide the counterbalance that ensures the independence of the Board and prevents dominance of the Board by senior management. While the Company has previously utilized a designated lead director with responsibility for coordinating the activities of the independent directors since 2004, the Board adopted a resolution outlining the specific responsibilities of the lead independent director at its meeting in February 2010 that are outlined below. In addition, nine of the ten current directors are independent under the NYSE listing standards, the Audit, Compensation, Governance and Nominating and Finance Committees are composed entirely of independent directors and the Company has adopted a majority voting policy as discussed under “Proposal 1 — Election of Directors” on page 38.

Lead Director/Executive Sessions of Non-Management Directors

Pursuant to the recommendation of the Governance and Nominating Committee, Mr. Parfet has been designated the lead independent director, with responsibility for coordinating the activities of the independent directors. Mr. Parfet has served in that position since 2004. The lead independent director chairs the executive session held in conjunction with each meeting of the Board to provide an opportunity for the non-management directors to discuss topics of concern without any member of management being present. At least once a year, an executive session of only the independent directors is held. The lead independent director acts as an intermediary between the independent directors and senior management on sensitive issues, including matters considered by the non-management directors in executive session. Other matters that the lead independent director is responsible for include working with the Chairman of the Board and the Vice President, General Counsel, and Secretary to set the agenda for Board meetings, assuring the adequacy of the flow of information from management to the non-management directors, setting the meeting schedules to assure there is sufficient time for discussion of all agenda items and assisting management and the Board in assuring compliance with and implementation of the Corporate Governance Guidelines. The lead independent director also facilitates discussion among the non-management directors on key issues and concerns outside of Board meetings.

Contacting the Board of Directors

Shareholders and other interested persons may communicate directly with the Board on a confidential basis by mail to Stryker Board of Directors at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. All such communications will be received directly by the Chair of the Governance and Nominating Committee and will not be screened or reviewed by any Stryker personnel.

Code of Conduct/Code of Ethics

We have adopted a Code of Conduct applicable generally to our employees, officers and directors in the performance of their duties and responsibilities and a Code of Ethics applicable to our Chairman, President and Chief Executive Officer, Vice President and Chief Financial Officer, Vice President, Chief Accounting Officer and Corporate Controller. The Code of Conduct and Code of Ethics are posted in the Corporate Governance area of the Investor section of our web site at www.stryker.com/investors/codeofconduct and www.stryker.com/investors/codeofethics, respectively, and we will mail them to any shareholder upon request to the Vice President, General Counsel, and Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002.

Certain Relationships and Related Party Transactions

Under our Related Party Transactions Policy, which is in writing and was adopted by the Board of Directors, the Audit Committee must approve or ratify transactions involving directors, executive officers or principal shareholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Audit Committee at its regularly scheduled meeting in February of each year and at subsequent meetings of any such transaction that is proposed to be entered into or continued and seeks approval. In the event any such transaction is proposed and a decision is required prior to the next regularly scheduled meeting of the Audit Committee, it may be presented to the Audit Committee Chair for approval, in which event the decision will be reported to the full Audit Committee at its next meeting.

William U. Parfet, a director of the Company, is Chairman of the Board and Chief Executive Officer and the principal shareholder of MPI Research, Inc., a drug safety and pharmaceutical development company. Since 2009, the Company has contracted with MPI Research to conduct certain studies in connection with products under development. MPI Research was awarded the contracts for these studies after competitive bids were solicited and it was determined that the MPI Research quote offered the best overall value. MPI Research was paid a total of $21,953 for these studies in 2010. The Audit Committee, during its February 2011 meeting at which Mr. Parfet, Chair of that Committee, excused himself during discussions of this matter, authorized the Company to enter into additional transactions with MPI Research up to a maximum aggregate annual value of $1,000,000, which represents less than 2% of the annual revenue of MPI Research, provided such transactions are competitively bid and evaluated to assure that MPI Research is offering the best value to Stryker. Any such transaction that is entered into and has not been discussed with the Committee in advance must be reported to the Audit Committee at its next meeting.

Art Hartman, the Vice President, Regulatory Affairs and Quality Assurance Business Integration, is the brother of Curt Hartman, our Vice President and Chief Financial Officer. Art Hartman has been employed by the Company in various capacities since 1994 and has held his current position since December 27, 2010. During 2010, Art Hartman’s salary was $202,000, his bonus was $83,790, he was awarded a stock option to purchase 2,815 shares of our Common Stock and 939 restricted stock units and he received other benefits generally available to our U.S.-based employees. The Audit Committee approved Art Hartman’s continued employment at its February 2011 meeting.

Since January 2008, Amy MacMillan, an adjunct Assistant Professor and Instructor of Marketing at Western Michigan University and the wife of our Chairman, President and Chief Executive Officer, has been a director of a company that provides dining and catering services to certain Stryker locations since January 2006. The cost to Stryker for these services was $458,000 in 2010, which represented less than 2% of the annual revenues of that company. The company provided services on terms that we believe were competitive with the amounts that Stryker would have paid to other companies for such services. Mrs. MacMillan has no ownership interest in that company and receives no compensation other than a nominal director’s fee. While not required under our Related

Party Transactions Policy or the SEC disclosure rules, Mr. MacMillan has disclosed Mrs. MacMillan’s directorship to our Audit Committee, which approved continued dealings with that company on competitive terms at its February 2011 meeting.

COMPENSATION DISCUSSION AND ANALYSIS

This section includes information regarding, among other things, the overall objectives of our compensation program for our NEOs and each element of compensation that we provide. Please read this section in conjunction with the detailed tables and narrative descriptions of our NEO compensation under “Executive Compensation” beginning on page 26 of this proxy statement.

Named Executive Officers

The names and titles of our NEOs for 2010 are:

Name	Title
Stephen P. MacMillan	Chairman, President and Chief Executive Officer
Curt R. Hartman	Vice President and Chief Financial Officer
Michael P. Mogul	Group President, Orthopaedics
Andrew G. Fox-Smith	Group President, International(1)
Timothy J. Scannell	Group President, MedSurg and Spine

(1)

Mr. Fox-Smith is employed in Hong Kong and paid in Hong Kong Dollars (HKD). U.S. Dollar (USD) amounts in this proxy statement with respect to Mr. Fox-Smith have been calculated using an exchange rate of one USD equaling 7.7687 HKD, the average of the 2010 monthly average exchange rates.

Overview

Stryker has a history of delivering positive results for our shareholders. The cumulative five-year total return, which includes reinvestment of dividends, of our Common Stock over the five-year period ending December 31, 2010, was 25.2% and exceeded the cumulative five-year total return of both the S&P 500 Index and the S&P 500 Health Care Index by 13.2% and 15.7%, respectively. In 2010, despite a difficult economic environment, the Company’s net sales increased 8.9% on an as reported basis (on a constant currency basis, net sales increased 7.8%) and net earnings and net earnings per share increased 15.0% and 15.2%, respectively, on an as reported basis (12.6% and 12.9%, respectively, on an adjusted basis). See the discussion under “2010 Bonus Plans” on page 18 for a reconciliation of adjusted to reported earnings information. Our executive pay programs have played a significant role in our ability to drive strong financial results and stock price appreciation and to attract and retain an experienced, successful executive team.

The primary elements of compensation for our NEOs in 2010 were salary, bonus and stock awards consisting of stock options that will have value only to the extent that the stock price increases above the option exercise price. Our savings and retirement plans are typically defined contribution (e.g., 401(k)) plans that match a portion of employee contributions and have historically included an annual discretionary contribution of 7% of salary and bonus for all eligible U.S.-based employees. We do not maintain any defined benefit plans for our NEOs, and the perquisites and personal benefits we provide to our NEOs are conservative. Our severance plans are discretionary in most instances.

Our Compensation Committee believes that our compensation practices for our NEOs are appropriate in the context both of Stryker’s performance and the interests of our shareholders. Among the considerations in this regard are:

•	An important part of our executive compensation philosophy is the alignment of the compensation of our NEOs with the interests of our shareholders and achievement of key business objectives;

•

In 2010, the variable, performance or stock-based compensation elements for the NEOs — bonuses and stock option grants valued using the Black-Scholes method — averaged 76% of the total of the primary compensation elements (salary, actual bonus and stock awards);

•

Our NEO bonus plans are based on difficult performance goals that, if met, should result in profitable, sustained business performance over the long-term and be reflected in stock price increases over time. The NEOs’ payouts under our Executive Bonus Plan for 2010 (113% of target, on average) were greater than 2009 levels (55% of target, on average) as a result of better performance relative to bonus plan goals that were generally higher than the prior year; and

•	Stock-based pay realized by our NEOs is tied directly to the interests of our shareholders via stock price performance.

•

We monitor a comparison group of medical technology companies to ensure that our compensation programs are within observed competitive practices. Given the dynamic nature of executive compensation programs, we review trends/practices with assistance from the Board of Directors’ compensation consultant and make adjustments as deemed appropriate by the Compensation Committee. We have recently made the following material changes to our executive compensation program:

•	Determined in 2010 to refrain from providing future perquisite-related tax gross-ups with the exception of certain expatriate assignment expenses;

•

For 2010, increased the overachievement potential under our annual bonus plan to 50% from 20%, which we believe is more in line with typical market practice and increases the emphasis on variable, performance-based pay; and

•

Began awarding performance stock units in 2011 to our NEOs, in an amount equal to 50% of the grant value of stock awards for each NEO, which further aligns our senior executives with the achievement of key financial measures while maintaining focus on stock price performance.

•

We evaluate key risk issues related to compensation and, in this regard, conducted a risk assessment of compensation programs in 2010 and determined that we do not have practices that are reasonably likely to have a material adverse impact on Stryker.

Compensation Objectives

We compete for executive talent in a highly competitive, global industry. We believe that our executive compensation program, which is a key component in our ability to attract and retain talented, qualified executives, should be designed to provide a meaningful level of total compensation that is aligned with organizational and individual performance and with the interests of our shareholders. The Compensation Committee believes that, consistent with the emphasis on rewarding executives for enhancing the Company’s growth and profitability (as described more fully in “Why We Chose Particular Performance Metrics and Goals” on page 17), the Company’s bonus plans should focus executives on a mix of financially-oriented as well as quality, compliance and qualitative goals that reinforce a balance in achieving short-term and long-term goals and are aligned with shareholder returns over time. The bonus plans contain maximums on the payouts that could be earned in a year. The Company’s long-term incentive compensation program likewise is intended to provide executives with a personal financial interest in the Company’s long-term success (as described more fully in “Long-Term Incentive Compensation” on page 20). Accordingly, the Compensation Committee believes that the Company’s incentive programs balance risk and the potential reward to executives in a manner that is appropriate to the circumstances and in the best interests of the Company’s shareholders over the long term.

The principal objectives of our executive compensation policies and practices are to:

•	Attract, retain and motivate talented executives who drive our Company’s success;

•	Structure compensation packages with a significant percentage of compensation earned as variable pay, based on performance;

•	Align incentives with measurable corporate, business area and individual performance, both financial and non-financial;

•	Provide flexibility to adapt to changing business needs;

•	Align total compensation with shareholder value creation; and

•	Establish compensation program costs that are reasonable, affordable and appropriate.

Executive Compensation Philosophy

We have an Executive Compensation Philosophy that outlines the objectives of our compensation practices and serves as an ongoing reference point for executive compensation decisions. The Philosophy specifies compensation elements, defines the purpose of each element and generally expresses the target positioning of compensation levels that we desire to achieve over time. However, since one of the objectives of our compensation programs is to provide flexibility to adapt to the changing business environment and individual considerations, we expect that there will be variations from the Philosophy. We also recognize that changes to an individual NEO’s compensation elements, for example to meet desired market positioning indicated in the Philosophy, may be phased in over multiple years. Each year we consider our NEO compensation in light of our Philosophy.

Our Executive Compensation Philosophy is summarized in the following table. Each compensation element, along with an explanation of how we make decisions about that element, is described in detail under “2010 Compensation Elements” commencing on page 16.

Compensation Elements, Purpose and Target Positioning to Market

Element	Purpose	Target Positioning to Market

Base Salary	• Attract and retain qualified talent	• Near market median (between 45th and 60th percentile)

Bonus Plan at Target	• Motivate participants to achieve and exceed annual goals • Provide a competitive target compensation opportunity • Focus participants on key annual metrics	• Near market median (between 45th and 60th percentile)

Long-term Incentives

•  Align participant interests with shareholders

•  Balance short-term with long-term focus of decisions

•  Attract talent by offering a meaningful reward opportunity

•  Retain key personnel via vesting and forfeiture provisions

•  Provide opportunity to build stock ownership

• 75th percentile of market, but balance Company affordability

Savings and Retirement Plans

•  Assist participants with retirement funding

•  401(k) Plan — provide above-market contributory retirement benefit opportunity

•  Supplemental Plan — provide contributions for participants impacted by tax law limits on the 401(k) Plan

• Exceed general market practice

Health and Welfare Benefit Plans	• Provide employees and families with appropriate levels of coverage and security that are affordable for Stryker	• Above-market benefit value

Perquisites	• Appropriate in light of position	• Conservative to market

Underlying our Executive Compensation Philosophy is the desire to facilitate and encourage long-term ownership of Stryker stock. Our stock ownership guidelines reinforce this element of our Philosophy by requiring senior management to accumulate and retain significant stock ownership positions over time. For more information, see “Executive and Non-Employee Director Stock Ownership Guidelines” on page 23.

The target market positioning referenced in the Philosophy provides a framework against which the Compensation Committee evaluates individual NEO compensation decisions; however, the Compensation Committee also takes into account other factors, such as performance, tenure and experience. As a result, there may be variances from the target positioning.

The Role of Benchmarking in our Executive Compensation Decisions

We regularly review, revise and amend our compensation policies, practices and programs to determine if they are both appropriate and responsive to our business needs. Although we monitor the competitive landscape closely, we typically do not establish compensation levels by focusing primarily on market comparison data and historically have not found it necessary to conduct extensive external market benchmarking of our executive compensation levels or practices on an annual basis. The Compensation Committee applies judgment and discretion when evaluating the appropriateness of using market comparison data as it does when determining any compensation amount or outcome.

The results of the business areas of the Company for which each NEO is responsible are the most significant factor in determining NEO compensation adjustments. Other factors considered when determining compensation include an individual’s performance, overall Company performance, changes in an individual’s compensation elements over recent years, performance against bonus plan goals and comparisons among roles internally.

We did not conduct a market benchmarking study in connection with the establishment of NEO compensation for 2010. The changes in 2010 compensation for the NEOs other than Mr. MacMillan primarily reflected their expanded roles and greater responsibilities as a result of promotions, as well as each NEO’s individual performance. The factors that were considered in connection with stock awards to our NEOs in 2010 are discussed under “Long-Term Incentive Compensation” on page 20.

We conducted a market benchmarking study in late 2010 in connection with establishing NEO compensation for 2011. The study concluded that the NEOs’ target cash compensation levels were, on average, consistent with our Philosophy. The study also found that the grant value of the NEOs’ 2010 long-term incentive awards was, on average, below the targeted positioning in our Philosophy. The results of the benchmarking study were one of the factors considered when making our 2011 compensation decisions, which are summarized on page 24 and will be discussed in further detail in the proxy statement for our 2012 annual meeting.

Management’s Role in Determining Executive Compensation

The Compensation Committee makes all final decisions regarding NEO compensation, except for Mr. MacMillan, whose compensation is subject to final approval by the independent members of the Board of Directors. Mr. MacMillan’s role as Chairman, President and Chief Executive Officer in determining executive compensation is to make recommendations on compensation decisions for the Company’s other executives after reviewing information provided by our Vice President, Human Resources and other members of that department. Management’s role in determining executive compensation includes:

•

Developing, summarizing and presenting information and analyses to enable the Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from the Committee;

•	Attending the Compensation Committee’s meetings as requested in order to provide information, respond to questions and otherwise assist the Committee;

•	Developing individual NEO bonus plans for consideration by the Compensation Committee and reporting to the Committee regarding achievement against the bonus plans; and

•	Preparing stock-based award recommendations for the Committee’s approval.

Management performs a similar role for the Board with respect to the compensation of Mr. MacMillan and the non-employee directors.

2010 Compensation Decisions

Mr. MacMillan voluntarily requested that his 2010 cash compensation not be increased from the 2009 level in light of the challenging business environment, the global recession and economic uncertainties at the time. Mr. MacMillan’s 2009 cash compensation also had not been changed from the 2008 level at his request. The Compensation Committee and independent directors approved Mr. MacMillan’s request and his 2010 salary remained at $1,200,000 and his target bonus opportunity remained at $1,200,000.

The Compensation Committee reviewed and approved increases for the other NEOs after receiving recommendations from Mr. MacMillan. These increases reflected subjective evaluations and decisions based on the scope of each NEO’s responsibilities in his current role, the level of performance in 2009 of the business areas for which he was responsible and his time and proficiency in the job.

•

Mr. Hartman’s cash compensation for 2010 consisted of a salary of $430,000, a 4.9% increase over 2009, and a target bonus opportunity of $265,000, a 6.0% increase over 2009. These levels recognized Mr. Hartman’s performance in his new role as Chief Financial Officer.

•

Mr. Mogul’s cash compensation for 2010 consisted of a salary of $490,000, a 5.4% increase over 2009, and a target bonus opportunity of $421,500, a 5.4% increase over 2009. These levels recognized the strong overall 2009 performance of the business units for which he was responsible and his assumption of additional leadership responsibilities for our Osteosynthesis division.

•

Mr. Fox-Smith’s 2010 salary was increased to $432,500, a 3.0% increase over 2009, and his 2010 target bonus opportunity was increased to $310,000, a 3.3% increase over 2009. These levels recognized the

2009 performance of our international operations for which he was responsible and were believed to be consistent with general market trends and increases.

•

Mr. Scannell’s 2010 salary was $435,000, a 4.8% increase over 2009, and his 2010 target bonus opportunity was increased to $265,000, a 6.0% increase over 2009. These levels recognized Mr. Scannell’s assumption of full responsibility for our MedSurg divisions and their solid performance in 2009, as well as his efforts in connection with our acquisition of Ascent Healthcare Solutions and the associated integration planning for that acquisition.

2010 Compensation Elements

Each of the compensation elements and its purpose is described below.

Base Salary:    Base salary is provided to our NEOs to compensate them for the basic value of their job, their time and proficiency in the position and the value of their job relative to other positions in the Company. We review each NEO’s salary and performance annually and make decisions about adjustments and amounts. Factors that are considered in determining the executive’s salary include performance, job experience, individual role responsibilities and comparisons among positions internally. For the NEOs other than Mr. MacMillan, who at his request did not receive an increase, base salary increases for 2010 were initially reviewed with the Compensation Committee in November 2009 and approved by the Compensation Committee in February 2010.

Annual Bonus:    The individually structured short-term bonus plans under our Executive Bonus Plan are intended to motivate and reward our NEOs for achieving and exceeding specific annual performance goals. For Mr. MacMillan and Mr. Hartman, the primary focus of the 2010 goals was total Stryker performance. In the case of the other NEOs, the main focus was on performance of the business areas for which they were responsible, with specified qualitative measures being additional factors. For 2010, each NEO’s bonus plan, in addition to a target, required a threshold level of performance for each measure that had to be achieved before any bonus could begin to be earned for that measure. Bonus plan payments could have been zero, or up to 50% above the target value depending on performance for the year. The following table provides the target bonus, maximum potential bonus reflecting the overachievement award opportunity discussed below, actual bonus payment and actual payment as a percentage of target for each NEO in 2010:

Name	Target Bonus ($)	Maximum Bonus Opportunity ($)	Actual Bonus Payment ($)	Payment as Percentage of Target (%)
Stephen P. MacMillan	1,200,000	1,800,000	1,375,734	115
Curt R. Hartman	265,000	397,500	330,000	125
Michael P. Mogul	421,500	632,250	470,064	112
Andrew G. Fox-Smith	310,000	465,000	311,823	101
Timothy J. Scannell	265,000	397,500	295,180	111

Each bonus plan included an opportunity to earn an overachievement bonus of up to an additional 50% of target bonus, which is reflected in the maximum bonus opportunity above, if the Company achieved 2010 goals for cash from operations and constant currency sales growth as well as the primary overachievement measure of earnings per share growth over the prior year (maximum overachievement payout if 15.3% growth in earnings per share was achieved). In addition, in the case of Mr. Mogul, Mr. Fox-Smith and Mr. Scannell, the group for which he was responsible must have achieved 95% of its operating income goal.

The individual NEO bonus plans are discussed in detail later in this section under “2010 Bonus Plans.”

The Compensation Committee recommended Mr. MacMillan’s bonus plan target opportunity and goals and the independent directors approved them at meetings in February 2010. Mr. MacMillan’s actual payment was approved in February 2011 based on his accomplishments as measured under his individual bonus plan. The Compensation Committee reviewed and approved the bonus targets and actual payments for the other NEOs after receiving recommendations from Mr. MacMillan at the Committee meetings in February 2010 and 2011. The actual payments were based primarily on the performance of the business areas for which each NEO was responsible as measured against the targets in his bonus plan. In the case of Mr. Hartman, discretion was applied to adjust the bonus outcome as discussed under the Summary Compensation Table on page 26.

Why We Chose Particular Performance Metrics and Goals

We generally established our 2010 bonus goals with a focus on our budget and growth over actual prior year outcomes. Stryker uses sales, earnings, cash from operations and quality and compliance goals as the primary measures in the NEO bonus plans for the following reasons:

•	These are the key measures that are aligned with the objectives of our strategic plan;

•	These metrics focus our NEOs on growth and profitability, which are key to our long-term success;

•	Company-level sales and earnings per share goals align with our annual budget;

•	Quality and compliance are key accountabilities and requirements for a medical technology company; and

•	We believe these are the primary measures our investors monitor in evaluating our performance and making investment decisions regarding Stryker stock.

Historical Analysis of NEO Achievement of Bonus Plan Goals

The following information is useful to an understanding of the difficulty associated with achievement of the goals established for our NEOs in the 2010 bonus plans:

•

A comparison of Stryker’s annualized sales and earnings growth rates over the past five years to those of the other medical technology companies that we have historically used for comparison purposes showed that Stryker outperformed the majority of that group. The fact that we have not significantly overachieved our goals, as demonstrated below, but have exceeded the growth rates of the comparison group, tells us that historically the sales and earnings goals we established were difficult to achieve.

•

On average, over the past five years, Mr. MacMillan, the persons who held the Chief Financial Officer position and the other persons who were our NEOs during those years achieved the goals and bonus payments under their bonus plans as follows:

Bonus Plan Measure	Average Goal Achievement (%)	Range of Goal Achievement (%)	Average Bonus Payment vs. Target (%)	Range of Bonus Payment vs. Target (%)
Sales (Company level)	99	96 to 102	51	0 to 96
Sales (Group/Division level)	98	94 to 105	73	9 to 100
Earnings (Company level)	98	92 to 101	60	0 to 100
Operating income (Group/Division level)	98	88 to 118	74	0 to 100
Cash from operations (Company level)	110	102 to 116	100	100 to 100
Qualitative (CEO)	88	83 to 100	88	83 to 100
Qualitative (CFO)	69	20 to 91	69	20 to 91
Qualitative (Other NEOs)	82	50 to 100	82	50 to 100

The qualitative goals reflected in this table were subjectively evaluated. “Average Bonus Payment vs. Target” indicates bonus payments earned as a percentage of payment opportunity. Quality and compliance goals, which were first introduced as an element of NEO bonus plan goals in 2008, are included for that period.

We believe the goals that are established, both Company-wide and for our business Groups, are difficult to achieve. In prior years, we consistently outperformed our competitors on the key growth measures.

2010 Bonus Plans

The 2010 annual bonus objectives, weightings and goals for each NEO, other than the overachievement factor discussed on page 16, are shown in the tables on pages 19 and 20. The following information is relevant to an understanding of those tables:

•

Threshold is the performance required before any bonus begins accruing. Results at or below the threshold level result in a zero bonus payment for that performance measure. Results for all quantitative measures are prorated between threshold and target. Meeting the target goal results in the payment of 100% of bonus opportunity for the particular measure.

•

The tables express the goals for quantitative performance measures as a percentage change from 2009 actual results in order to show the degree of improvement required, relative to the prior year, to achieve bonus plan payment levels.

•

For performance measures that are qualitative in nature, the determination of performance requires subjective evaluations rather than quantifiable calculations of achievement to goal. These subjective performance evaluations are made by Mr. MacMillan, in the case of each of the other NEOs, and by the independent directors in the case of Mr. MacMillan, after consideration is given to how the individual or business area has performed with respect to the goal. We consider the threshold payment for qualitative measures to be zero percent.

•

Bonus plan goals are based upon the Company’s financial results as reported in conformance with U.S. generally accepted accounting principles (GAAP) but may be adjusted at the Committee’s discretion to reflect the impact of specified corporate transactions, accounting or tax changes and other extraordinary or nonrecurring events so that the operating results of the Company or one of its divisions are calculated on a comparative basis from year to year. The table below details the adjustments made to GAAP earnings per share in 2010 that resulted in the adjusted diluted net earnings per share used in the calculation of the NEOs’ bonus awards.

Item	Period Ending December 31, 2010	Summary of Adjustment
Diluted net earnings per share, as reported	$3.19
Gain on sale of property, plant and equipment	$(0.03)	Sale of Orthopaedic Implant manufacturing facility in Caen, France
Income taxes on repatriation of foreign earnings	$(0.02)	Income tax expense adjustment associated with the repatriation of foreign earnings to the United States in 2009
Impairment of property, plant and equipment	$0.19

Non cash charge to reflect the reduction of the carrying amount of assets to their fair value as a result of the announcement of the intent to sell the OP-1 product family for use in orthopaedic bone applications

Adjusted diluted net earnings per share	$3.33

•

“Cash from operations” is an internal performance measure that adjusts net cash provided by operating activities as reported in our Consolidated Financial Statements for the effect of purchases and sales of property, plant and equipment and the excess income tax benefit from the exercise of stock options.

•	All bonus plan measures have an individual maximum of 100% of target payment opportunity.

•	The Board and Compensation Committee may apply discretion in making final bonus determinations.

Mr. MacMillan — Chairman, President and Chief Executive Officer

	2010 Threshold			2010 Target
Measure	Goal	Goal as Percentage Change Over 2009 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Goal	Goal as Percentage Change Over 2009 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Earnings per share	$3.14	6.4%	0	$3.30	11.9%	40
Cash from operations	$1.0795 bil.	(19.3%)	0	$1.270 bil.	(5.1%)	15
Sales	$5.943 bil.	(11.6%)	0	$7.429 bil.	10.5%	10
Quality/Compliance goal(1)	—	—	0	—	—	20
Strategic Vision goal(2)	—	—	0	—	—	15

			0%			100%

(1)	Qualitative assessment of efforts to achieve significant progress towards bringing the Company’s quality and compliance systems into full compliance with FDA and other regulatory requirements.

(2)	Qualitative assessment of efforts to achieve significant progress with respect to key elements of the Company’s strategic vision.

Mr. Hartman — Vice President and Chief Financial Officer

	2010 Threshold			2010 Target
Measure	Goal	Goal as Percentage Change Over 2009 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Goal	Goal as Percentage Change Over 2009 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Earnings per share	$3.14	6.4%	0	$3.30	11.9%	40
Cash from operations	$1.0795 bil.	(19.3%)	0	$1.270 bil.	(5.1%)	15
Sales	$5.943 bil.	(11.6%)	0	$7.429 bil.	10.5%	10
Compliance goal(1)	—	—	0	—	—	25
Budget process(2)	—	—	0	—	—	10

			0%			100%

(1)	Qualitative assessment of efforts to ensure adherence to corporate compliance policies and standard operating procedures throughout the Company.

(2)	Qualitative assessment of efforts to significantly improve the efficiency of the Company’s annual financial budgeting process.

Mr. Mogul — Group President, Orthopaedics

	2010 Threshold		2010 Target
Measure(1)	Goal as Percentage Change Over 2009 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Goal as Percentage Change Over 2009 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income	(4.3%)	0	19.6%	50
Sales	(11.7%)	0	10.4%	25
Quality/Compliance goal(2)	—	0	—	25

		0%		100%

(1)	Goals are specific to the Orthopaedics Group reporting to Mr. Mogul.

(2)	Qualitative assessment of progress in quality programs as demonstrated by third-party compliance audits and resolution of three warning letters that had been issued by the FDA.

Mr. Fox-Smith — Group President, International

	2010 Threshold		2010 Target
Measure(1)	Goal as Percentage Change Over 2009 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Goal as Percentage Change Over 2009 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income	1.6%	0	27.0%	50
Sales	(9.5%)	0	13.1%	25
Compliance goal(2)	—	0	—	25

		0%		100%

(1)	Goals are specific to the International Group reporting to Mr. Fox-Smith.

(2)	Qualitative assessment of efforts to ensure adherence to corporate compliance policies and standard operating procedures throughout the International divisions.

Mr. Scannell — Group President, MedSurg and Spine

	2010 Threshold		2010 Target
Measure(1)	Goal as Percentage Change Over 2009 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Goal as Percentage Change Over 2009 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income	(8.9%)	0	13.9%	50
Sales	(7.5%)	0	15.6%	25
Quality/Compliance goal(2)	—	0	—	25

		0%		100%

(1)	Goals are specific to the MedSurg and Spine Group reporting to Mr. Scannell.

(2)	Qualitative assessment of achieving compliance with quality systems requirements.

Long-Term Incentive Compensation:    Stryker’s long-term incentive awards have historically been nonqualified stock options, the ultimate value of which is dependent on increases in our stock price. In 2009, our NEOs, other than Mr. MacMillan, and other members of the executive leadership team were awarded restricted stock units as well as stock options. In 2010, the long-term incentive awards to our NEOs and other members of the executive leadership team consisted solely of stock options. As discussed under “2011 Compensation Decisions” beginning on page 24, such persons were awarded performance stock units and stock options in 2011. Stock awards in 2010 and 2011 for other key employees consisted of stock options and restricted stock units.

Stock options and restricted stock units are granted to provide employees with a personal financial interest in Stryker’s long-term success, encourage retention through vesting provisions and enable us to compete for the services of employees in an extremely competitive market and industry. Objectives of the long-term incentive portion of our compensation package include:

•	Aligning the personal and financial interests of management and other employees with shareholder interests;

•	Balancing short-term decision-making with a focus on improving shareholder value over the long-term; and

•	Providing a means to attract, reward and retain a skilled management team.

Our awards of nonqualified stock options have ten-year terms and typically vest 20% of the underlying shares per year over five years from the grant date, with exercise prices equal to the closing price on the day before the grant date. Our plans prohibit re-pricing options without shareholder approval and do not include a “reload” feature, which means the recipient is only able to exercise the option for the number of shares in the original stock option grant.

Management makes recommendations to the Compensation Committee about the stock award levels and terms. The awards of stock options for NEOs other than Mr. MacMillan were approved by the Compensation Committee after receiving recommendations from Mr. MacMillan. A number of factors are considered in determining the stock option award levels for the NEOs, but the final award is ultimately a subjective decision. While the Compensation Committee did not apply specific performance measures or weightings to determine the individual NEO awards of stock options in 2010, factors considered included the level of responsibility and position within the Company, demonstrated performance over time, value to our future success, the level of retention value from prior awards, Company or business area performance in recent years and comparisons among positions internally. We also considered, in the aggregate for the Company, share availability under our equity plans, the financial expense of stock awards and potential shareholder dilution. We monitor overhang (a measure of potential earnings dilution from stock awards) as well as run rate (the rate at which stock awards are being awarded from our equity plans) as additional inputs to our stock award decisions.

Mr. MacMillan received no stock option grant in 2008 or 2007 in light of the special 1,000,000 share stock option grant made to him in 2006. The Board of Directors indicated at the time of the 2006 grant that it would be in lieu of other stock-based awards that might otherwise be made to Mr. MacMillan until February 7, 2011. As a result of the decline in the Company’s stock price in late 2008, due in large part to factors external to the Company, the directors concluded that the retention value of the 2006 award had been substantially diminished and that a stock option grant was appropriate in the circumstances. Mr. MacMillan was granted a stock option to purchase 150,000 shares of the Company’s Common Stock at an exercise price of $42.00 per share in February 2009. For the same reasons, the Compensation Committee and Board initially recommended an award to Mr. MacMillan of 150,000 stock options in 2010. However, Mr. MacMillan requested the award amount be reduced to 120,000 stock options and the Board agreed and approved the grant of such amount. The 2010 stock options granted to Mr. MacMillan and the other NEOs have an exercise price of $53.09 per share. These options have ten-year terms, vest as to 20% of the underlying shares on each of the first five anniversaries of the grant date and are subject to the other terms and conditions generally applicable to options granted to other officers and key employees.

Retirement Plans:    We offer a defined contribution 401(k) plan — the Stryker Corporation 401(k) Savings and Retirement Plan (“401(k) Plan”) — that is available to all eligible U.S. employees, including the NEOs other than Mr. Fox-Smith, as well as a nonqualified supplemental defined contribution plan — the Stryker Corporation Supplemental Savings and Retirement Plan (“Supplemental Plan”) — in which certain employees, including the NEOs other than Mr. Fox-Smith, may participate. The purpose of these Plans is to assist our employees and executives with retirement income savings and increase the attractiveness of employment at Stryker. The Supplemental Plan is designed to provide a consistent level of benefit as a percentage of current compensation by restoring benefits that would otherwise be limited due to the covered compensation limits under the tax-qualified 401(k) Plan. The amounts of the Company’s matching contribution to the accounts of each NEO are determined by the NEO’s plan eligible compensation and individual contribution rate. The Company has historically made a discretionary contribution in March of each year equal to 7% of the prior year’s eligible compensation for all employees eligible under the plans, including the NEOs. The amounts contributed under the Supplemental Plan for 2010 on behalf of each NEO and his account balance under the Supplemental Plan, along with a description of the plans, are provided in the “2010 Nonqualified Deferred Compensation” table and narrative following the table (see page 31).

Mr. Fox-Smith does not participate in the 401(k) and Supplemental Plans because he is not an eligible U.S. employee. The Company makes contributions on behalf of Mr. Fox-Smith to the government pension program — the Provident Fund — in Hong Kong as mandated by law, as well as discretionary Company contributions to the Provident Fund. Contributions to the Provident Fund are also made for other Hong Kong-based employees on a similar basis. We have defined benefit programs for some employees in certain international locations; however, no NEO participates in any defined benefit plan sponsored by Stryker.

Health and Welfare Benefits Plans:    We provide benefits, such as medical, prescription, dental, vision, life insurance and disability coverage, to each NEO under the same benefits plans that we offer to all our eligible

U.S.-based employees or, in the case of Mr. Fox-Smith, to our Hong Kong-based employees. The benefits plans are part of our overall total compensation offering and provide appropriate healthcare coverage and security for our employees and their families at costs affordable to the Company. The Company does not pay for any form of post-retirement healthcare benefits for any employee.

Perquisites:    We provide perquisites and personal benefits based on considerations unique to each NEO position. We believe our practices regarding perquisites are conservative. In 2010, we paid country club fees for Mr. MacMillan at the Kalamazoo Country Club. Beginning in 2011, the Company will no longer pay the fees associated with Mr. MacMillan’s use of a country club. Additionally, in 2010, we paid for costs associated with an executive physical examination for Mr. MacMillan and allowed Mr. MacMillan to use Company aircraft to attend certain events that were deemed personal in nature, including his attendance at meetings of the Board of Directors of Texas Instruments Incorporated, for which he serves as an outside director. Based on SEC disclosure rules, we are required to classify Mr. MacMillan’s use of Company aircraft to attend outside board meetings to be personal in nature, as opposed to business-related. In 2010, Mr. Mogul received a tax equalization payment and had imputed income on the value of tax preparation services paid for by the Company. The tax equalization payment was triggered by a 2010 stock option exercise and relates to non-U.S. trailing tax liabilities stemming from his expatriate assignment in prior years. These tax equalization and tax preparation support services are provided to keep expatriates whole for taxes and related expenses incurred as a result of international assignments. Mr. Mogul’s treatment is similar to that provided by the Company to all other U.S. expatriate employees. In addition, we have determined under the Internal Revenue Code and SEC disclosure rules that a personal benefit should be attributed to Mr. Mogul for certain meeting expenses associated with attending and presenting at an Orthopaedics division sales force meeting in 2010. We provided Mr. Fox-Smith a Company-leased automobile, including tolls, parking and fuel, business and social club memberships, certain basic housing, utilities and tax allowances, equalization education allowances for his children, and payment of the travel expenses associated with home leave. We also provided Mr. Fox-Smith with supplemental life insurance coverage for which we pay the premiums. The benefits and perquisites provided to Mr. Fox-Smith are in accordance with our understanding of customary practice for executive level expatriates in the Hong Kong market. The values of the above perquisites and other personal benefits are included to the extent required in the “All Other Compensation” column of the “Summary Compensation Table” (see page 26) for 2010.

In early 2011, the Board of Directors, excluding Mr. MacMillan, approved a policy regarding the personal use of Company aircraft by Mr. MacMillan and his immediate family members. Mr. MacMillan is currently the only Stryker executive officer allowed to use Company aircraft for personal use. Such personal use, including attendance at outside board meetings that is considered personal use under SEC disclosure rules, is subject to annual hour and aggregate incremental cost limitations that are determined and reviewed annually by the Board of Directors. The benefit to Mr. MacMillan associated with personal use of Company aircraft will be imputed as income for tax purposes at Standard Industry Fare Level rates and he is responsible for paying the associated taxes.

Impact of Decisions Regarding One Compensation Element on Decisions About Other Compensation Elements

Our practice is to review each NEO’s compensation elements individually and monitor the total of the various elements. We consider each element and the total against our compensation objectives. Decisions related to one compensation element (e.g., bonus payment earned) generally do not materially affect decisions regarding any other element (e.g., stock option grants) because the objectives of each element differ. For example, we intend bonus payments to reward short-term performance for achievement of annual bonus plan goals, while we make decisions related to stock awards to align recipients with the Company’s long-term performance and enhance our retention hold on recipients.

Our 401(k) and Supplemental Plans are funded on an annual basis and do not result in potential future liabilities to the Company. Decisions about these plans do not impact decisions related to salary or bonus decisions for our NEOs and vice versa. Decisions about other compensation elements are not specifically factored into decisions related to severance arrangements and termination agreements.

Positions at higher levels at Stryker generally have a greater emphasis on variable pay elements of bonus and stock awards, although no specific formula, schedule or structure is currently applied in establishing the percentage of total compensation delivered through any compensation element.

Executive and Non-Employee Director Stock Ownership Guidelines

Encouraging long-term ownership of Stryker stock among our management and directors is an important aspect of our executive compensation policies and practices. This reflects our conviction that all senior executives and non-employee directors should have meaningful share ownership positions in the Company in order to reinforce the alignment of the interests of management and our shareholders. Stryker has a stock ownership guideline policy in place for all non-employee directors and corporate officers, including the NEOs, and operating division presidents and vice presidents. The Compensation Committee periodically reviews the guideline requirements to ensure they continue to be appropriate. The Compensation Committee receives an annual update from management on the progress toward the ownership goals. The guidelines include a requirement that 25% of the net shares from option exercises not be sold until the participant exceeds the applicable ownership guideline. Executives and non-employee directors in compliance with the ownership guidelines may generally exercise stock options and sell the underlying shares, once vested, as long as they continue to meet the ownership guidelines. The provisions of Mr. MacMillan’s 2006 stock option grant require that at least 5,000 options be exercised within a year of each of the first eight anniversaries of the grant, or any portion of the 5,000 options that has not been exercised will expire. Any of the minimum 5,000 shares that are acquired, net of any shares withheld for payment of income taxes, must be held as long as he is President and Chief Executive Officer. Mr. MacMillan exercised the minimum 5,000 options that became available in 2007, forfeited 5,000 options that became available in 2008 because the market price was below the exercise price and exercised the minimum 5,000 options that became available in 2009, 2010 and 2011. He must also continue to hold for at least one year at least 25% of any shares he acquires upon exercise of the 2006 stock option grant in excess of the annual 5,000 share minimum.

Our stock ownership requirements are:

Position	Market Value of Stock Owned	Expected Time Period to Comply
Non-Employee Directors	5 times annual Board retainer	5 years
Chairman, President and Chief Executive Officer	5 times salary	3 years
Corporate Officers	3 times salary	5 years

For stock ownership guideline calculation purposes, stock owned includes shares owned outright, including 401(k) Plan shares, as well as restricted stock units awarded using an estimate of the net number of shares to be received after taxes, but does not include stock options. As of the Company’s last annual measurement date of September 30, 2010, all of our non-employee directors and all of the NEOs were at or above the applicable stock ownership guideline requirement.

Our NEOs are prohibited from hedging any economic risk that may be associated with their ownership in Stryker stock. Our Insider Trading Policy prohibits the use of derivative securities (e.g., put or call options) or short sales or “selling short against the box” (short selling securities that a person already owns).

Employment Agreements and Severance Policy

We generally do not provide employment agreements, with the exception of unique circumstances or if such agreements are customary in foreign countries. The compensation elements for Mr. Fox-Smith as an expatriate are set forth in memorandum agreements with him. These compensation elements are summarized on page 33, as well as throughout the Executive Compensation section of this proxy statement. Under the terms of his employment, Mr. Fox-Smith is generally entitled to six months notice of termination and continued payment of remuneration and contractual benefits during that period. We have no other severance agreements in place with any current NEOs. In the United States, we maintain a discretionary severance policy for all eligible employees, which could potentially include the NEOs, which generally provides for two weeks of salary for each year of service up to a maximum payment of one year’s salary for eligible employees. Our discretionary severance policy permits us to modify the payment amount, including increasing the amount, if circumstances warrant. In addition, we may elect to pay severance to NEOs outside the terms of the policy. In prior years, certain former NEOs with long and successful careers with us expressed their desire to remain employed in roles with meaningful, yet reduced, responsibilities. These requests were considered and agreed to and in each instance the employee’s compensation was reduced when the change in role occurred. We may choose to approve similar work arrangements with other NEOs in the future or make other arrangements.

Company Tax and Accounting Issues

In general, consideration is given to the tax and accounting treatment of our compensation plans at the time of developing the plans, when making changes to plans, in light of any regulatory changes or when making specific compensation decisions related to individual elements. The considered accounting treatments include any that may apply to amounts awarded or paid to our NEOs. The tax considerations include Sections 162(m) and 409A of the Internal Revenue Code.

Deductibility of Executive Compensation:    In evaluating the compensation programs covering our NEOs and making decisions related to payments, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to NEOs, excluding “performance-based compensation” meeting certain requirements. The Compensation Committee generally intends to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code to the extent consistent with our overall compensation program objectives, while also maintaining maximum flexibility in the design of our compensation programs and in making appropriate payments to executives. Accordingly, the Compensation Committee may choose to authorize compensation that does not meet the requirements of Section 162(m) if it determines such payments are appropriate, and it has done so in the case of Mr. MacMillan.

Our individual NEO bonus plans, as summarized on pages 19 and 20, are operated within the structure of the Executive Bonus Plan, which was approved by our shareholders in 2007 and is designed to meet the requirements of Section 162(m) of the Internal Revenue Code. Our stock option grants, which are granted pursuant to our shareholder approved equity compensation plans, are also designed to meet the requirements of Section 162(m) so as to preserve our deduction for compensation resulting from NEO stock option exercises.

Share-Based Compensation:    We account for compensation expense from our stock awards in accordance with the Compensation — Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB Codification”) that requires companies to measure the cost of employee stock awards based on the grant-date fair value and recognize that cost over the period during which a recipient is required to provide services in exchange for the stock awards, typically the vesting period. We consider the Company’s compensation expense when determining and making stock awards.

2011 Compensation Decisions

The following table summarizes the 2011 compensation decisions for our 2010 NEOs, which will be more fully discussed in the proxy statement for our 2012 annual meeting:

Name	Annualized Base Salary ($)	Target Bonus ($)(1)	Number of Stock Options (#)(2)	Number of Performance Stock Units at Target (#)(3)
Stephen P. MacMillan	1,250,000	1,500,000	180,805	60,268
Curt R. Hartman	500,000	375,000	36,160	12,054
Michael P. Mogul	515,000	445,000	37,195	12,398
Andrew G. Fox-Smith	441,150	316,200	35,420	11,807
Timothy J. Scannell	460,000	320,000	34,555	11,518

(1)	Each NEO bonus plan for 2011 includes an opportunity to earn an overachievement bonus of up to an additional 50% of target bonus.

(2)

On February 9, 2011, the Compensation Committee approved stock awards to our NEOs and other key employees and the independent directors of our Board approved stock awards to Mr. MacMillan. Stock options to purchase shares of the Company’s Common Stock were granted at an exercise price of $59.70 per share (the closing price as reported by the NYSE Composite Transactions on February 8, 2011).

(3)

In addition to granting stock option awards, we granted performance stock unit (PSUs) awards to our NEOs for the first time in 2011. We believe using PSUs further enhances our pay-for-performance philosophy by rewarding participants for achievement of performance goals that are linked to Stryker’s long-term business objectives and stock price. Key design features for the 2011 PSUs include the following:

•	Awards will be earned based on the achievement of pre-established three-year average adjusted earnings per share goals as well as sales growth performance relative to a comparison group of companies;

•	Payout range of 0% to 200% of the target award; and

•	Settled in Stryker Common Stock in early 2014 following the completion of the three-year performance period.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, on the basis of such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:

Howard L. Lance, Chair

Howard E. Cox, Jr.

Roch Doliveux, DVM

Ronda E. Stryker

Members of the Compensation Committee

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation awarded to, earned by or paid to the Company’s NEOs during each of the last three fiscal years or such shorter period that they were a NEO. The additional tables that follow the Summary Compensation Table are intended to be supporting presentations to the Summary Compensation Table. Most compensation elements in the supporting tables are aggregated and included in the Summary Compensation Table. You should refer to the section entitled “Compensation Discussion and Analysis” beginning on page 11 to help you understand the compensation practices and programs resulting in the compensation elements in these tables. A narrative description of the material factors necessary to understand the information in the Summary Compensation Table is provided following the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Stephen P. MacMillan	2010	1,200,000	0	0	1,905,600	1,375,734	225,198	4,706,532
Chairman, President and	2009	1,200,000	0	0	1,963,500	540,000	208,494	3,911,994
Chief Executive Officer	2008	1,200,000	0	0	0	617,280	300,779	2,118,059
Curt R. Hartman	2010	430,000	34,540	0	1,090,480	295,460	60,858	1,911,338
Vice President and Chief	2009	410,000	9,212	607,500	1,112,650	114,038	59,767	2,313,167
Financial Officer	2008	360,667	0	0	875,160	131,984	63,172	1,430,983
Michael P. Mogul	2010	490,000	0	0	1,186,633	470,064	650,474	2,797,171
Group President, Orthopaedics	2009	446,733	31,600	607,500	1,210,825	277,634	112,958	2,687,251
Andrew G. Fox-Smith	2010	431,458	0	0	1,186,633	311,823	382,167	2,312,081
Group President,	2009	412,261	9,720	607,500	1,210,825	147,409	379,340	2,767,055
International(1)	2008	400,394	0	0	1,093,950	125,500	361,138	1,980,982
Timothy J. Scannell	2010	435,000	0	0	1,090,480	295,180	61,568	1,882,228
Group President, MedSurg and Spine	2009	415,000	0	607,500	1,112,650	124,710	65,599	2,325,459

(1)	USD amounts in this proxy statement with respect to Mr. Fox-Smith have been calculated using an exchange rate of one USD equaling 7.7687 HKD, the average of the 2010 monthly average exchange rates.

Salary.    The Salary column represents the base salary paid to the NEO during the reported year. This column includes the portion of salary payments deferred into our 401(k) and Supplemental Plans.

Bonus.    The Bonus column reflects discretionary cash payments. The discretionary payment to Mr. Hartman for 2010 reflects his efforts in connection with our acquisition of the Neurovascular division of Boston Scientific Corporation and the associated integration planning and the successful divestiture of our OP-1 product family. The discretionary payment to Mr. Hartman for 2009 acknowledges his efforts on initiatives to streamline and improve the efficiency of the Company’s IT functions. The discretionary payment to Mr. Mogul in 2009 was made in recognition of the Orthopaedics businesses delivering full operating income for the year in a difficult environment. The discretionary payment to Mr. Fox-Smith for 2009 recognized the strength of the year-end results among our International businesses. Payments under our individual NEO bonus plans under our Executive Bonus Plan are reflected in the Non-Equity Incentive Plan Compensation column and discussed below under that heading.

Stock Awards.    The Stock Awards column represents the aggregate grant-date fair value of restricted stock units, calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification.

Option Awards.    The Option Awards column represents the aggregate grant-date fair value of stock option awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. Stock Compensation values are derived using the Black-Scholes option pricing model assumptions that are discussed in the narrative following the “2010 Grants of Plan-Based Awards” table on page 28.

Non-Equity Incentive Plan Compensation.    The Non-Equity Incentive Plan Compensation column reflects the bonus plan payment earned by the NEOs during the reported year and paid in February of the following year. This column also includes any portion of the bonus plan payments that each NEO deferred into the 401(k) and Supplemental Plans.

All Other Compensation.    The All Other Compensation column includes the following items for 2010:

•

Stryker 401(k) Plan and Supplemental Plan matching contributions and discretionary contributions made in March 2011 pertaining to the 2010 Plan year, in amounts of $191,400, $60,858, $87,916 and $61,568 for Mr. MacMillan, Mr. Hartman, Mr. Mogul and Mr. Scannell, respectively;

•	All perquisites and personal benefits received by each NEO even though the amounts for any NEO could have been excluded under the SEC disclosure rules if the total was less than $10,000;

•

Perquisites and personal benefits included for Mr. MacMillan consisted of country club fees, costs associated with an executive physical examination and the aggregate incremental cost for personal use of our corporate aircraft by Mr. MacMillan. In 2010, Mr. MacMillan’s spouse or family members accompanied him on two trips using Company aircraft. There were no aggregate incremental costs to the Company associated with one or more family members accompanying Mr. MacMillan on these flights; however, the amount required to be included in his income for federal income tax purposes has been included in All Other Compensation. The incremental cost is based on the average variable operating cost, which includes the cost of fuel, aircraft maintenance, engine reserves, crew travel, landing fees, ramp fees and other miscellaneous variable costs. Because the Company corporate aircraft is used primarily for business travel, we excluded from this calculation pilot salaries, insurance, depreciation and other fixed costs that do not change based on usage. The benefit to Mr. MacMillan associated with personal use of Company aircraft was imputed as 2010 income for tax purposes at Standard Industry Fare Level rates and he paid the associated taxes;

•

Perquisites and personal benefits included for Mr. Mogul, excluding tax gross-up payments on several of the perquisites (see discussion below), consist of a tax equalization payment ($230,384) on a 2010 stock option exercise that relates to the non-U.S. trailing tax liabilities pursuant to an agreement entered into with him at the time of his prior expatriate assignment, imputed income on the value of tax preparation services related to the previous item and a personal benefit attributed to certain meeting expenses associated with attending and presenting at an Orthopaedics division sales force meeting in 2010. Mr. Mogul also received tax gross-up payments totaling $325,576 (see description under “Perquisites” on page 22); and

•

In Mr. Fox-Smith’s case, the perquisites and personal benefits included in All Other Compensation consist of supplemental life and disability insurance premiums ($3,192), Company-leased automobile ($36,184) plus tolls, parking and fuel, business and social club memberships, certain basic housing allowances — rent, fees, and utilities ($237,115), medical insurance coverage, equalization of reasonable education allowances for his children ($28,705), payment of the travel expenses associated with home leave, and payments to the Hong Kong government pension programs ($41,175).

The Compensation Committee has directed that the Company prospectively avoid the use of tax gross-ups on perquisites and personal benefits for NEOs except in isolated cases where particular circumstances warrant. We discontinued tax gross-ups to NEOs in 2010 with the exception of certain expatriate assignment expenses.

Primary Compensation Elements.    The following table indicates the percentages of our three primary compensation elements of salary, actual bonus and stock awards, consisting of stock options, in relation to the total of such elements for each NEO for 2010:

Name	Salary (%)	Bonus Plan Payment (%)	Stock Option Grant- Date Value using Black-Scholes (%)(1)
Stephen P. MacMillan(2)	27	31	42
Curt R. Hartman	23	18	59
Michael P. Mogul	23	22	55
Andrew G. Fox-Smith	22	16	62
Timothy J. Scannell	24	16	60

(1)

Uses aggregate grant-date fair value in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for 2010 stock option grants. See “2010 Grants of Plan-Based Awards” below for the Black-Scholes model assumptions.

(2)	For a discussion of Mr. MacMillan’s stock option awards since 2006, see description under the “Long-Term Incentive Compensation” section beginning on page 20.

2010 Grants of Plan-Based Awards

The table below sets forth additional information regarding the range of annual bonus plan payout potential for 2010 and the stock options granted to the NEOs in 2010 that are disclosed in the Summary Compensation Table.

					All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($/Sh)	Grant-Date Fair Value of Stock and Option Awards ($)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Stephen P. MacMillan	2-23-10	195,000	1,200,000	1,800,000	120,000	53.09	52.62	1,905,600
Curt R. Hartman	2-23-10	43,063	265,000	397,500	68,670	53.09	52.62	1,090,480
Michael P. Mogul	2-23-10	79,031	421,500	632,250	74,725	53.09	52.62	1,186,633
Andrew G. Fox-Smith	2-23-10	58,125	310,000	465,000	74,725	53.09	52.62	1,186,633
Timothy J. Scannell	2-23-10	49,688	265,000	397,500	68,670	53.09	52.62	1,090,480

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.    Amounts in these columns represent the possible range (threshold to target to maximum) of cash payments possible under the 2010 individual bonus plans for the NEOs under our Executive Bonus Plan. Bonus payments would have been zero if performance had been below threshold. The “Summary Compensation Table,” on page 26 shows the actual non-equity incentive plan payments received for 2010.

All Other Option Awards: Number of Securities Underlying Options, Exercise or Base Price of Option Awards and Closing Market Price on the Date of Grant.    The stock option grants are shown in number of shares. The exercise or base price of all option awards is the closing market price of Stryker Common Stock on the day before the grant date in accordance with the terms of our equity-based compensation plan.

Grant-Date Fair Value of Stock and Option Awards.    This column represents the aggregate grant-date fair value of each stock option granted in 2010, calculated in accordance with the provisions of the Compensation — Stock Compensation Topic of the FASB Codification, and does not allocate the expense to each vesting period. Stock option awards have a 10-year term and generally become exercisable as to 20% of the underlying shares on each of the first five anniversary dates of the date of grant.

The stock option values throughout this proxy statement, unless otherwise noted, have been calculated using the Black-Scholes option pricing model and the assumptions for each year as set forth in the following table:

Black-Scholes Model Assumptions(1)	2010	2009	2008
Risk-free interest rate	3.05%	2.54%	3.18%
Expected dividend yield	1.41%	0.70%	0.49%
Expected stock price volatility	28.6%	27.7%	22.7%
Expected option life	6.8 years	6.8 years	6.7 years

(1)

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected stock price volatility is based on historical volatility of the Company’s stock. The expected option life, representing the period of time that options are expected to be outstanding, is based on historical option exercise and employee termination data.

Outstanding Equity Awards at 2010 Fiscal Year-End

This table sets forth information as to unexercised options and unvested restricted stock units held by the NEOs at December 31, 2010:

		Option Awards(1)
Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Awards(2)
						Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)
Stephen P. MacMillan	10-14-03	200,000	0	38.83	10-13-13	—	—
	3-05-04	100,000	0	45.21	3-04-14	—	—
	4-22-05	150,000	0	48.27	4-21-15	—	—
	2-07-06	385,000	600,000	46.85	2-06-16	—	—
	2-10-09	30,000	120,000	42.00	2-09-19	—	—
	2-23-10	0	120,000	53.09	2-22-20	—	—
Curt R. Hartman	4-29-02	15,000	0	26.40	4-28-12	—	—
	10-14-03	48,000	0	38.83	10-13-13	—	—
	3-05-04	42,000	0	45.21	3-04-14	—	—
	4-22-05	44,000	0	48.27	4-21-15	—	—
	2-07-06	40,000	10,000	46.85	2-06-16	—	—
	2-14-07	27,000	18,000	62.65	2-13-17	—	—
	2-12-08	17,600	26,400	67.80	2-11-18	—	—
	2-10-09	17,000	68,000	42.00	2-09-19	12,500	671,250
	2-23-10	0	68,670	53.09	2-22-20	—	—
Michael P. Mogul	9-20-01	40,000	0	23.30	9-19-11	—	—
	4-29-02	40,000	0	26.40	4-28-12	—	—
	10-14-03	30,000	0	38.83	10-13-13	—	—
	3-05-04	28,000	0	45.21	3-04-14	—	—
	4-22-05	45,000	0	48.27	4-21-15	—	—
	2-07-06	40,000	10,000	46.85	2-06-16	—	—
	2-14-07	30,000	20,000	62.65	2-13-17	—	—
	2-12-08	22,900	34,350	67.80	2-11-18	—	—
	2-10-09	18,500	74,000	42.00	2-09-19	12,500	671,250
	2-23-10	0	74,725	53.09	2-22-20	—	—

		Option Awards(1)
Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Awards(2)
						Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)
Andrew G. Fox-Smith	4-29-02	40,000	0	26.40	4-28-12	—	—
	10-14-03	40,000	0	38.83	10-13-13	—	—
	3-05-04	36,000	0	45.21	3-04-14	—	—
	4-22-05	40,000	0	48.27	4-21-15	—	—
	2-07-06	38,400	9,600	46.85	2-06-16	—	—
	2-14-07	26,400	17,600	62.65	2-13-17	—	—
	2-12-08	22,000	33,000	67.80	2-11-18	—	—
	2-10-09	18,500	74,000	42.00	2-09-19	12,500	671,250
	2-23-10	0	74,725	53.09	2-22-20	—	—
Timothy J. Scannell	10-14-03	40,000	0	38.83	10-13-13	—	—
	3-05-04	36,000	0	45.21	3-04-14	—	—
	4-22-05	40,000	0	48.27	4-21-15	—	—
	2-07-06	40,000	10,000	46.85	2-06-16	—	—
	2-14-07	28,200	18,800	62.65	2-13-17	—	—
	2-12-08	19,360	29,040	67.80	2-11-18	—	—
	2-10-09	17,000	68,000	42.00	2-09-19	12,500	671,250
	2-23-10	0	68,670	53.09	2-22-20	—	—

(1)

All vesting schedules for past stock option awards are 20% of the shares on each of the first five anniversary dates of the date of grant, except for Mr. MacMillan’s 2006 grant, which vests and becomes exercisable in eight equal annual installments of 100,000 of the underlying shares beginning on February 7, 2007, with the balance vesting on February 7, 2015.

(2)	The vesting schedule for the 2009 award of restricted stock units is 16.67%, 33.33% and 50% of the underlying shares at the end of years one, two and three, respectively.

2010 Option Exercises and Stock Vested

The table below includes information related to options exercised by and restricted stock unit vesting in respect of each of the NEOs. The table also includes the value realized for such options and restricted stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Stephen P. MacMillan	5,000	35,950	—	—
Curt R. Hartman	35,000	1,139,800	2,500	129,775
Michael P. Mogul	60,000	2,211,600	2,500	129,775
Andrew G. Fox-Smith	—	—	2,500	129,775
Timothy J. Scannell	—	—	2,500	129,775

(1)	Represents the difference between the market price of the underlying shares at exercise and the exercise price of the option that was established at the time of grant.

(2)	Represents the market price of the underlying shares on the date of vesting (February 10, 2010).

Equity Plans and Equity-Based Compensation Award Granting Policy

We have adopted a granting policy covering all stock awards, both off-cycle (including hire-on) and ongoing annual grants. Under the policy, stock awards are granted by the Compensation Committee and, for awards to the Chairman, President and Chief Executive Officer, are submitted for approval to the independent directors of the Board. Non-employee director grants are made by the full Board. The Compensation Committee has delegated to the Chairman, President and Chief Executive Officer the authority to make “off-cycle grants” in situations where we are seeking to attract a senior level hire, recognize an employee for significant achievements or in other special circumstances. In 2010, in addition to new hires, we made off-cycle grants in seven instances of employee retention concerns. Annual limits for off-cycle grants are defined both per individual employee (20,000 stock options and 10,000 restricted shares) and in the aggregate (300,000 stock options and 150,000 restricted shares).

The fair market value of Stryker stock used to establish the exercise price of all options will be the closing sales price per share as reported on the NYSE Composite Transactions for the last market trading day prior to the grant date. Each annual grant and off-cycle grant of equity-based compensation will be awarded on a pre-determined date as follows:

•	The annual grant of stock awards will be made on the date of the February meeting of the Board of Directors. Any change in the annual grant date must be made with the prior approval of the Board;

•

Off-cycle awards may be granted by the Chairman, President and Chief Executive Officer, pursuant to delegated authority from the Compensation Committee, on the first business day of May, August or November following the date of hire or the determination that an award is warranted in a special circumstance. Off-cycle awards will be reported to the Compensation Committee and the Board of Directors at their next regular meetings; and

•

No stock grant will be backdated and the timing of the public release of material information or the grant of any stock award will not be established with the intent of unduly benefiting a grantee under a stock award.

Where permissible by law, we require U.S. employees who receive stock awards, including Mr. MacMillan, Mr. Hartman, Mr. Mogul and Mr. Scannell, to sign a version of the Company’s confidentiality, non-competition and non-solicitation agreement. Effective for stock awards made during and after 2006, we have included clawback provisions in the terms and conditions of our stock awards that are applicable in the event of a violation of the non-compete agreement to which each of our NEOs has agreed. In February 2009, the employment terms with Mr. Fox-Smith were amended to include a six-month notice period during which similar confidentiality, non-competition and non-solicitation provisions would apply. In addition, as part of his 2009 stock option grant, Mr. Fox-Smith signed a similar version of the Company’s confidentiality, non-competition and non-solicitation agreement.

Pension Benefits

None of our NEOs participates in any defined benefit plan sponsored by the Company. We make contributions to a governmental pension arrangement in Hong Kong on behalf of Mr. Fox-Smith. In 2010, this contribution was $41,175. We included this amount in the “All Other Compensation” column of the “Summary Compensation Table” on page 26, although we are not required by SEC rules to do so because the arrangement is comparable to benefits available to our other Hong Kong-based employees.

2010 Nonqualified Deferred Compensation

We provide a nonqualified supplemental defined contribution plan, the Stryker Corporation Supplemental Plan, in which select U.S.-based executives may participate, and a qualified defined contribution plan, the Stryker Corporation 401(k) Plan that is available to all eligible U.S. employees. This table shows information about NEO participation in our Supplemental Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Stephen P. MacMillan	234,500	166,000	453,856	0	2,791,236
Curt R. Hartman	49,890	35,458	187,959	0	958,411
Michael P. Mogul	103,385	62,516	94,299	0	1,053,909
Timothy J. Scannell	39,471	36,168	126,015	0	816,648

(1)	These amounts, contributed in March 2011 but earned for 2010, are included in the “All Other Compensation” column of the “Summary Compensation Table” on page 26.

(2)

Aggregate balance consists of employee and Company contributions and investment earnings on amounts over many years. The 2010 year-end balance includes registrant contributions made in March 2011 that were earned in 2010. The following amounts of the reported aggregate balance were compensation for 2009 or 2008 and are included in the “All Other Compensation” column for those years for the NEOs other than Mr. Mogul and Mr. Scannell, whose compensation prior to 2009 is not required to be disclosed:

Name	Registrant Contributions in 2009 ($)	Registrant Contributions in 2008 ($)
Stephen P. MacMillan	174,501	288,963
Curt R. Hartman	34,218	31,989
Michael P. Mogul	46,884	—
Timothy J. Scannell	40,105	—

Under the 401(k) Plan, we match fifty cents per dollar of the first 8% of compensation contributed by the employee up to the Internal Revenue Code limits ($16,500 annual deferral and $245,000 compensation in 2010). The Supplemental Plan provides benefits comparable to the 401(k) Plan after Internal Revenue Code limits have been reached. Participants may contribute up to 75% of total plan eligible compensation (salary and bonus for the NEOs) under the Supplemental and 401(k) Plans.

In addition to the Company match, subject to Board approval, a discretionary Company contribution may be made to the Supplemental and 401(k) Plans each year. In 2010, the Board approved a discretionary contribution of 7% of Plan eligible compensation for all employees eligible under the Plans, including Mr. MacMillan, Mr. Hartman, Mr. Mogul and Mr. Scannell, which was paid in March of 2011.

Matching and discretionary contributions to our Supplemental and 401(k) Plans vest based on the total service years of the participant, as follows: 20% with two years of service; 40% with three; 60% with four; and 100% with five years of service.

Earnings on all amounts in the Supplemental Plan are based on the returns of the investment choices made by the individual. The selected funds and individual allocation may be changed by the participant at any time. NEOs’ investment alternatives in the Supplemental Plan are identical to the investment alternatives of all eligible employees under the 401(k) Plan, except that the Supplemental Plan does not allow investment in the Stryker Stock Fund (our matching contribution under the 401(k) Plan on the first 4% of compensation is invested in the Stryker Stock Fund) or life-cycle funds. The investment alternatives are regularly reviewed and periodically change. As of December 31, 2010, participants could choose among several different investment types, including domestic and international equity, fixed income, short-term investment and balanced fund investments. No guaranteed interest rates or returns are provided on investments in the Supplemental or 401(k) Plans.

Benefits from the Supplemental Plan may be paid as a lump sum or in installments, or a combination thereof, based on the individual’s payment election made at least a year prior to any termination, subject to the provisions of the Supplemental Plan. Supplemental Plan benefits payable to NEOs for amounts subject to Internal Revenue Code Section 409A (generally amounts that were earned and vested after 2004) will not be paid earlier than six months from termination of employment if termination was for any reason other than death. In the case of death, payments will be made within 60 days if the participant elected the lump sum payment alternative.

Potential Payments Upon Termination

Potential Severance Payments to NEOs Upon Termination:    Severance payments under the Company’s discretionary severance policy for U.S.-based employees may cover Mr. MacMillan, Mr. Hartman, Mr. Mogul and Mr. Scannell. If the Company elected in light of the circumstances of termination to make full payments under the discretionary severance policy (generally two weeks of salary for each year of service up to a maximum of one year’s salary), the estimated value of severance payments that would be made to Mr. MacMillan, Mr. Hartman, Mr. Mogul and Mr. Scannell, assuming a December 31, 2010 termination date, would be:

Name	Estimated Severance Payment ($)(1)(2)
Stephen P. MacMillan	323,077
Curt R. Hartman	330,769
Michael P. Mogul	395,769
Timothy J. Scannell	334,615

(1)

Assumes 2010 salary rates and full years of service as of December 31, 2010 of 7, 20, 21 and 20 years for Mr. MacMillan, Mr. Hartman, Mr. Mogul and Mr. Scannell, respectively. Future amounts paid at the time of an actual severance would vary from the figures in this table based on factors including termination date, termination event and circumstances, years of service, compensation rates at the time and various other factors and assumptions.

(2)

Values do not include payments or benefits that are available to all U.S. employees upon termination, such as payment of accrued salary and vacation pay, the ability to purchase COBRA coverage to continue participation in our healthcare benefits plans for a period of time, distributions from the 401(k) and Supplemental Plans (see “2010 Nonqualified Deferred Compensation” on page 31) and the ability to exercise any vested and unexercised stock options within 30 days of termination.

Mr. MacMillan, Mr. Hartman, Mr. Mogul and Mr. Scannell have agreed to Stryker’s confidentiality, non-competition and non-solicitation agreement. These agreements provide for potential monthly payments that compensate the individual for not competing in circumstances following termination if the individual is unable to be re-employed without competing, demonstrates efforts to find work that does not violate the non-compete provisions and meets certain other requirements and Stryker does not elect to waive enforcement of the non-competition provisions of the agreement. The non-competition provisions of the agreement are effective for 12 months following termination of employment and if Stryker is required to make payments, the agreement requires monthly payment of 1/12th the total salary and incentive bonus (exclusive of benefits, stock awards, and any indirect or deferred compensation) paid in the 12 months preceding termination of employment, less any compensation the individual has received or has the right to receive from Stryker or any other source during the 12 months following termination, including severance payments. The Company could be required to pay Mr. MacMillan, Mr. Hartman, Mr. Mogul and Mr. Scannell amounts totaling $2,252,657, $429,231, $564,295, and $395,565, respectively, if we elected to enforce the non-compete provisions and they satisfied the other requirements. The amounts set forth for them have been reduced for the “Estimated Severance Payment” amounts in the table above and assume 2010 salary and bonus levels, a December 31, 2010 termination date and no reduction in payment due to other sources of compensation, including amounts received as a result of employment by a non-competitor. Actual future amounts to be paid would vary from the figures above based on factors including termination date, termination event and circumstances, years of service, compensation rates at the time, the Company’s decision whether to enforce the non-compete, compensation paid by future employers and other factors and assumptions.

As discussed above, in February 2009, the employment terms with Mr. Fox-Smith were amended to include a six-month notice period during which similar confidentiality, non-competition and non-solicitation provisions would apply. As part of these revised employment terms, Mr. Fox-Smith would be entitled to six months’ written notice of termination of employment, during which time the Company would be required to pay Mr. Fox-Smith amounts as of December 31, 2010 estimated at $386,746 based on his salary and other remuneration elements as then in effect. In addition, as part of his 2009 stock option grant, Mr. Fox-Smith signed a similar version of the Company’s confidentiality, non-competition and non-solicitation agreement. Mr. Fox-Smith’s agreement contains provisions similar to the provisions applicable to Mr. MacMillan, Mr. Hartman, Mr. Mogul and

Mr. Scannell that provide for potential monthly payments that would compensate Mr. Fox-Smith for not competing in circumstances following termination if he is unable to be re-employed without competing, demonstrates efforts to find work that does not violate the non-compete provisions and meets certain other requirements. Because the employment terms of Mr. Fox-Smith include a six-month notice provision, the terms of Mr. Fox-Smith’s non-compete agreement are effective for six months following termination. The Company would have been required to pay Mr. Fox-Smith an estimated $216,250 (determined as of December 31, 2010, based on salary and other remuneration elements then in effect) if Stryker had elected to enforce the non-compete provisions and Mr. Fox-Smith had satisfied the other requirements.

Stock options granted since February 7, 2006 and awards of restricted stock units and performance stock units have the following treatment at various terminating events:

Reason for Employment Termination:	Vested Options Exercisable:	Unvested Options or Units Are:
Death or Disability	For one year from termination	100% vested and options remain exercisable for one year
Retirement(1)	Until original expiration date	Options are 100% vested and exercisable until original expiration date. Unvested restricted stock units and performance stock units are forfeited upon retirement.
Other Reasons	For 30 days from termination	Forfeited(2)

(1)

Retirement is defined for purposes of our stock plans as termination at or after age 65, or age 60 if the individual has been employed by us for at least 10 years. As of December 31, 2010, none of the NEOs met the age and service requirements for retirement as defined in the stock plans.

(2)

The estimated value of unvested options or restricted stock units that would have been forfeited by each NEO if his employment had terminated as of December 31, 2010 are the same as the values shown in the table in the following section “Potential Payments Upon Certain Corporate Transactions.”

The timing of payment of certain amounts, for example the Supplemental Plan payments, is structured to comply with Internal Revenue Code Section 409A, which generally requires payments (other than grandfathered payments) to our NEOs to be made no earlier than six months following termination.

The Company does not pay for any form of post-retirement healthcare benefits for our NEOs or any other employee.

Potential Payments Upon Certain Corporate Transactions:    Our 1998 Stock Option Plan does not specifically provide for acceleration of vesting in the event of a change-in-control, although the Board could decide to do so. The 2006 Long-Term Incentive Plan expressly permits the Compensation Committee at its sole discretion to accelerate vesting and take other actions on awards that it deems appropriate following a change-in-control.

As of December 31, 2010, each NEO held the number of unvested stock options as well as unvested restricted stock units set forth opposite his name below that, at the discretion of the Board of Directors, could be vested upon the occurrence of a significant corporate transaction such as a merger or other business combination.

Name	Number of Shares Underlying Unvested Options (#)	Unrealized Value of Unvested Options ($)	Number of Shares Underlying Unvested Units (#)	Unrealized Value of Unvested Units ($)
Stephen P. MacMillan	840,000	5,587,200	0	0
Curt R. Hartman	191,070	905,989	12,500	671,250
Michael P. Mogul	213,075	979,882	12,500	671,250
Andrew G. Fox-Smith	208,925	977,142	12,500	671,250
Timothy J. Scannell	194,510	905,989	12,500	671,250

COMPENSATION OF DIRECTORS

Director Compensation

This table sets forth information regarding compensation paid during 2010 to directors who were not employees. Mr. MacMillan, who is an employee, does not receive any separate compensation as a director. His compensation is fully reflected in the Summary Compensation Table and, as appropriate, in the other tables included under “Executive Compensation” beginning on page 26.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(2)		Total ($)
Howard E. Cox, Jr.	125,000		158,721		283,721
Srikant M. Datar, Ph.D.	140,000		158,721		298,721
Roch Doliveux, DVM.	69,235	(1)	153,011	(3)	222,246
Donald M. Engelman, Ph.D.	115,000		158,721		273,721
Louise L. Francesconi	125,000		158,721		283,721
Howard L. Lance	150,000		158,721		308,721
William U. Parfet	125,000		158,721		283,721
Ronda E. Stryker	115,000		158,721		273,721

(1)	Dr. Doliveux was elected a director on June 21, 2010. The annual fee for Dr. Doliveux was pro-rated for his partial year of service.

(2)

The Option Awards column represents the aggregate grant-date fair value of awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for stock option grants made in 2010. Stock Compensation values are derived (except as provided in note (3) below) using the Black-Scholes option pricing model assumptions that are discussed in the narrative following the “2010 Grants of Plan-Based Awards” table on page 28.

(3)

Dr. Doliveux’s grant was made upon joining the Board on June 21, 2010. The Black-Scholes assumptions associated with this grant are expected option life of 6.8 years, expected dividend yield of 1.41%, expected stock price volatility of 28.4% and a risk-free interest rate of 2.65%.

The following table sets forth the number of unexercised stock options held by each non-employee director as of December 31, 2010:

Name	Option Awards Outstanding at December 31, 2010 (#)
Howard E. Cox, Jr.	91,970
Srikant M. Datar, Ph.D.	23,325
Roch Doliveux, DVM.	10,228
Donald M. Engelman, Ph.D.	91,970
Louise L. Francesconi	45,970
Howard L. Lance	23,745
William U. Parfet	49,370
Ronda E. Stryker	91,970

Directors who are not employees received a fixed annual fee of $115,000 in 2010 and an additional $10,000 if they were a Committee chair. In addition, Dr. Datar and Mr. Lance received $25,000 for their service on a special committee formed by the Board in February 2010 to investigate, review and analyze the allegations made in shareholder demand letters against officers and/or directors of the Company. Dr. Doliveux was appointed to the committee on October 27, 2010 and received $8,250 representing the pro-rata portion of the fee for the time he served during 2010. None of the members of the special committee were directors at the time of the events that are the subjects of the shareholder demand letters. During 2010, we granted each outside director an option to purchase 9,995 shares (or 10,228, in the case of Dr. Doliveux upon his election) of Common Stock, with an exercise price equal to the closing price on the day before the grant date.

We have made the following changes to our non-employee director pay program for 2011:

•	Decreased the fixed annual retainer for service on the Board from $115,000 to $60,000;

•	Implemented a cash retainer of $55,000 for all non-employee directors that serve on a Committee of the Board;

•	Increased the Audit Committee chair additional fee to $15,000; all other Committee chairs continue to receive an additional $10,000 fee;

•	Implemented an annual cash fee of $10,000 for our Lead Director; and

•	Granted 50% of the annual stock award value in the form of restricted stock units, with one-year vesting. The remaining 50% continues to be granted in the form of stock options.

Options to non-employee directors become exercisable at 20% of the underlying shares per year over five years. Restricted stock units vest one-year after the grant date. Non-employee directors are subject to our stock ownership guidelines of five times the annual retainer within five years of joining the Board. As a result of the change in the fixed annual retainer paid to non-employee directors for service on the Board, the stock ownership guideline for them, which is a five times multiple of that retainer, was reduced to $300,000. See “Compensation Discussion and Analysis — Executive and Non-Employee Director Stock Ownership Guidelines” on page 23.

On February 9, 2011, each outside director was granted an option to purchase 4,735 shares, with an exercise price of $59.70, equal to the prior day’s closing price, and 1,578 restricted stock units.

AUDIT COMMITTEE REPORT

We constitute the Audit Committee of the Board of Directors of Stryker Corporation. We serve in an oversight capacity and are not intended to be part of Stryker’s operational or managerial decision-making process. Management is responsible for the preparation, integrity and fair presentation of information in the Consolidated Financial Statements, the financial reporting process and internal control over financial reporting. Stryker’s independent registered public accounting firm is responsible for performing independent audits of the Consolidated Financial Statements and an audit of the Company’s internal control over financial reporting as of December 31, 2010. We monitor and oversee these processes. We also approve the selection and appointment of Stryker’s independent registered public accounting firm and recommend the ratification of such selection and appointment to the Board.

In this context, we met and held discussions with management and Ernst & Young LLP throughout the year and reported the results of our activities to the Board of Directors. We specifically did the following:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with Stryker’s management;

•

Discussed with Ernst & Young LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

Received the written disclosures and the letter from Ernst & Young LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Submitted by:

William U. Parfet, Chair

Srikant M. Datar, Ph.D.

Louise L. Francesconi

Allan C. Golston

Members of the Audit Committee

PROPOSAL 1 — ELECTION OF DIRECTORS

Nine directors are to be elected to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. All of the nominees listed below are currently members of our Board of Directors. The nominees have consented to serve if elected, and we have no reason to believe that any of them will be unable to serve. If any nominee becomes unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board or the number of directors constituting the full Board will be reduced to eliminate the vacancy.

The proxies will vote for the election of each of the nominees unless you indicate that your vote should be withheld for any or all of them. The Board of Directors recommends that shareholders vote FOR all nominees. Directors are elected by a plurality of the votes cast. Votes withheld from a nominee will not count against his or her election. However, in an election such as this where the only nominees are those recommended by the Board, any director who receives a greater number of votes withheld than votes for will be required to tender his or her resignation under the majority voting policy adopted by the Board as part of the Corporate Governance Guidelines. The Governance and Nominating Committee will promptly consider the resignation and recommend to the Board whether to accept the tendered resignation or reject it. The Board will act on the Governance and Nominating Committee’s recommendation no later than 90 days thereafter. The Company will promptly publicly disclose the Board’s decision whether to accept the resignation and, if applicable, the reasons for rejecting the tendered resignation in a Form 8-K filed with the SEC. If one or more resignations are accepted by the Board, the Governance and Nominating Committee will recommend to the Board whether to fill the vacancy or vacancies or to reduce the size of the Board.

The nominees for election as directors were approved by the Board following the recommendation of our Governance and Nominating Committee. Set forth below is certain biographical information regarding each of the nominees and a discussion of the particular experience, qualifications, attributes or skills that led the Governance and Nominating Committee and the Board to conclude that such person should serve as a director at this time.

Name, Age, Principal Occupation And Other Information	Director Since
HOWARD E. COX, JR., age 67	1974

Partner of Greylock and its affiliated venture capital partnerships since 1971. He is also a member of the Harvard Medical School Board of Fellows and of the Investment Committees of the Dana Farber Cancer Institute, Partners Healthcare System, Inc. and the Boston Museum of Fine Arts.

Mr. Cox has a broad and deep level of experience as a board member, having served on over 30 boards of directors, including many that were public companies and a number of which were in the healthcare industry. His extensive experience in the venture capital business has given him valuable insight in assessing overall business risks, particularly related to acquisitions. Having served on the Stryker Board for over 35 years, he brings a valuable historical context to our Board.

SRIKANT M. DATAR, Ph.D., age 57	2009

Arthur Lowes Dickinson Professor at the Graduate School of Business Administration of Harvard University since 1996 and Senior Associate Dean from 2001 to 2010. Prior to 1996, he was Professor, Accounting and Management, since 1989 at Stanford University. He is also a director of Novartis AG, a multinational pharmaceutical and consumer health products company, ICF International, Inc. a management, technology and policy consulting firm and KPIT Cummins Infosystems Ltd. (India), a global IT consulting and product engineering partner company.

Dr. Datar has an extensive background in accounting and finance and a variety of other business areas, including organization design and performance measurement. His strong accounting and finance background and his experience as chair of the Audit Committee at Novartis AG and ICF International, Inc. allow him to make significant contributions on our Audit Committee. His service on the boards of companies involved in pharmaceuticals and high tech based both in Europe and India gives him great insights on assessing Stryker’s technology and strategies to expand our business globally.

Name, Age, Principal Occupation And Other Information	Director Since
ROCH DOLIVEUX, DVM, age 54	2010

CEO and Chairman of the Executive Committee of UCB S.A., a global biopharmaceutical company, since 2005. He was also CEO of Pierre Fabre Pharmaceuticals and President of Schering-Plough International, a subsidiary of Schering-Plough Corporation.

Dr. Doliveux has extensive experience in life science and health care companies, including product management, global marketing, research and development, and strategic and organizational change management. His exposure to business in many geographies and cultures is very valuable as Stryker seeks to expand its global presence.

LOUISE L. FRANCESCONI, age 57	2006

Former Vice President of Raytheon Company and former President of Raytheon Missile Systems, which she led from 1996 to July 2008. She is also Chairman of the Tucson Medical Center Healthcare Board of Trustees and a director of Unisource Energy Corporation, a utility that delivers natural gas and electric service, and Global Solar Energy, Inc., a producer of solar cells.

Ms. Francesconi’s extensive experience in various leadership roles in operations and finance functions at Raytheon and other major businesses for over 30 years enable her to bring a wealth of insight into the complex operational, financial and governance issues facing the Company. Her role as Chairman of the Tucson Medical Center Board also has provided useful insights from the perspective of a healthcare provider.

ALLAN C. GOLSTON, age 44	2011

President, United States Program for the Bill & Melinda Gates Foundation since 2006, and Chief Financial and Administrative Officer of the Bill & Melinda Gates Foundation from 2000 to 2006. Mr. Golston is also a director of Malt-O-Meal, a privately held breakfast cereal corporation, where he is the Chair of the Audit Committee.

Mr. Golston has extensive experience in auditing, finance and the health care industry. He is a Certified Public Accountant and has held positions as a finance executive with Swedish Health Services (Seattle, WA) and the University of Colorado Hospital. In his service to the Gates Foundation, he has contributed to the strategic formation and operation of successful initiatives to provide health care, education and other human needs, all of which give him understanding that will assist Stryker in our global efforts to meet the needs of patients and caregivers. Additionally, Mr. Golston’s expertise and experience in financial matters enable him to make valuable contributions to our Audit Committee.

HOWARD L. LANCE, age 55	2009

Chairman, President and Chief Executive Officer of Harris Corporation, an international communications and information technology company, since 2003. He is also a director of Eastman Chemical Company, a worldwide manufacturer of chemicals, fibers and plastics, and was a director at Harris Stratex Networks Inc., a provider of wireless transmission systems and network management software (2007 to 2009).

As the CEO of Harris Corporation, Mr. Lance brings a wealth of management experience and business understanding to the Board. Running a public company gives Mr. Lance front-line exposure to the issues that public companies currently face, particularly on the operational, financial and corporate governance fronts. His prior experiences in executive leadership roles at both NCR Corporation and Emerson Electric Co., including living and running businesses outside the U.S., bring additional useful perspectives to our Board discussions.

STEPHEN P. MACMILLAN, age 47	2005

Mr. MacMillan was named Chairman of the Board in January 2010 and has served as President and Chief Executive Officer of the Company since January 2005; and President and Chief Operating Officer of the Company from June 2003 through December 2004. Prior to joining Stryker, he was a member of the Executive Committee of Pharmacia Corporation from December 1999. He also spent eleven years at Johnson & Johnson, and began his career at Procter & Gamble. He is also a director of Texas Instruments, a provider of semiconductor technologies.

Name, Age, Principal Occupation And Other Information	Director Since

Mr. MacMillan’s background in both consumer products and pharmaceutical industries brings strong insights in the demands of the evolving healthcare industry. Since joining the Company in 2003, Mr. MacMillan has utilized his prior experience and skills to continue to drive global growth, innovation, general business processes and organization building. He is the sole member of management on our Board and provides the necessary link to the day-to-day operations. His role as a director at Texas Instruments has also allowed him to provide additional insights to the Board regarding assessment of technologies and operations in a very cost competitive environment.

WILLIAM U. PARFET, age 64	1993

Chairman and Chief Executive Officer of MPI Research, Inc., a drug safety and pharmaceutical development company, since 1999. He is also a director of Monsanto Company, a provider of agricultural products that improve farm productivity, and Taubman Centers, Inc., a real estate development company. He was also a director at PAREXEL Company, a provider of agriculture products (2001 to 2007) and CMS Energy Corporation, a provider of electricity and natural gas (1991-2005).

Mr. Parfet has had a long and successful career in finance and accounting, including service as a trustee of the Financial Accounting Foundation, the group that oversees the Financial Accounting Standards Board. That experience has been valuable in his role as Chairman of the Audit Committee. He also has a deep background in the pharmaceutical industry, including a 30-year career with the Upjohn Company (now part of Pfizer) as both an executive and member of the Board of Directors. That experience has been extremely useful in assessing the Company’s research and development efforts. He has extensive experience in executive leadership roles, in serving as a director on the boards of a number of public companies and a long tenure on the Stryker Board, giving him a deep understanding of the role of the Board of Directors and positioning him well to serve as our lead independent director.

RONDA E. STRYKER, age 56	1984

Granddaughter of the founder of the Company and daughter of a former President of the Company. She is also Vice Chair and a director of Greenleaf Trust, a bank, a trustee of Spelman College and of Kalamazoo College and Vice Chairperson of the Kalamazoo Community Foundation.

Ms. Stryker brings a strong interest in advocating the benefits of diversity and various matters regarding social responsibility. As the Company’s largest shareholder and a member of the founding family, she brings a strong shareholder perspective, unlike that of any other member of our Board, making her a valuable component of a well-rounded Board.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for 2011, subject to approval of the scope of the audit engagement and the estimated audit fees, which will be presented to the Committee at its July meeting. While not required, we are submitting the appointment to the shareholders as a matter of good corporate practice to obtain their views. The affirmative vote of a majority of the votes cast at the annual meeting on the proposal is required for ratification. The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP as our Company’s independent registered public accounting firm for 2011. If the appointment is not ratified, it will be considered as a recommendation that the Audit Committee consider the appointment of a different firm to serve as independent registered public accounting firm for the year 2011. Even if the appointment is ratified, the Audit Committee may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Stryker and its shareholders.

Relationship with Ernst & Young LLP

Ernst & Young LLP has acted in this capacity for many years. Ernst & Young LLP has advised us that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. We expect representatives of Ernst & Young LLP to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The fees billed by Ernst & Young LLP with respect to the years ended December 31, 2010 and 2009 were as follows:

	2010 ($)	2009 ($)
Audit Fees	5,531,000	5,559,000
Audit-Related Fees	337,000	167,000
Tax Fees	567,000	1,030,000

Audit Fees include amounts billed for the annual audit of our annual Consolidated Financial Statements, the audit of internal control over financial reporting, the review of the Consolidated Financial Statements included in the Forms 10-Q filed by us during each year, the completion of statutory audits required in certain foreign jurisdictions and consultations concerning accounting matters associated with the annual audit. Audit-Related Fees include amounts billed for audits of our employee benefit plans and general accounting consultations and services that are unrelated to the annual audit. Tax Fees include fees for tax compliance services and consultation on other tax matters. We expect that Ernst & Young LLP will provide similar non-audit services during the year 2011. In connection with its review and evaluation of non-audit services, the Audit Committee is required to and does consider and conclude that the provision of the non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

Under its charter, the Audit Committee must pre-approve all audit and non-audit services performed by Ernst & Young LLP other than non-audit services that satisfy a de minimis exception provided by applicable law. In the event we wish to engage Ernst & Young LLP to perform non-audit services, management prepares a summary of the proposed engagement, detailing the nature of the engagement and cost of the engagement. At the Audit Committee’s December meeting, certain recurring non-audit services and the proposed fees are reviewed and evaluated. At subsequent meetings, management may present additional services for approval. The Audit Committee has delegated to the Chair or, in his absence, any other member the authority to evaluate and approve projects and related fees if circumstances require approval between meetings of the Committee. Any such approval is reported to the full Committee at its next meeting.

PROPOSAL 3 — APPROVAL OF THE 2011 LONG-TERM INCENTIVE PLAN

2011 Plan Description

The Company has had stock option plans in effect since it became a public company in 1979 in order to provide employees and directors with a personal and financial interest in the success of the Company and to enable the Company to compete with others for the services of new employees and directors. The 2006 Long-Term Incentive Plan (the “2006 Plan”), which was approved by shareholders at the 2006 annual meeting, added flexibility to grant other types of incentive awards. Under the 2006 Plan, restricted stock unit awards were granted to certain employees each of the last three years and performance stock unit awards have been granted to the members of our executive leadership team in 2011. The shares reserved for awards under the 2006 Plan are expected to be fully utilized during 2012. Management and the Board believe our prior stock option plans and the 2006 Plan have been helpful in attracting and retaining skilled personnel and that it is important in a highly competitive environment to maintain the ability to grant various types of long-term equity incentive awards, which continue to be a key component of our total compensation package as discussed under “Compensation Discussion and Analysis” beginning on page 11. Accordingly, on February 9, 2011 the Board of Directors adopted the 2011 Long-Term Incentive Plan (the “2011 Plan”), subject to approval by shareholders. A copy of the 2011 Plan is attached as Appendix A to this proxy statement.

Awards.    The 2011 Plan provides for the grant of stock options, restricted stock awards, other stock unit awards and other rights, interests and options relating to shares of Common Stock. All employees of the Company and its subsidiaries (approximately 20,000 people) and non-employee directors (currently nine people) are eligible to participate in the 2011 Plan. The persons to whom awards will be granted and the terms thereof will be determined by the Compensation Committee, except that the full Board shall make such determination in the case of the non-employee directors and the Committee may delegate to the Chief Executive Officer the authority to make awards to employees subject to an annual limit of 20,000 shares per employee and 300,000 shares in the aggregate. References to the Compensation Committee in this description shall include the Board of Directors and the Chief Executive Officer as applicable. The actual awards will depend on a number of factors, including an individual’s potential contribution to the business, compensation practices at the time, retention issues and the Company’s stock price.

As of February 28, 2011, there were total grants outstanding of 27,610,393 (outstanding stock options of 25,984,706 plus outstanding full-value awards of 1,625,687) under the Company’s existing equity compensation plans. The weighted average term of the outstanding stock options was 5.98 years and the weighted average exercise price was $49.43 per share. In addition, there were 6,335,224 shares remaining available for issuance under the 2006 Plan as of February 28, 2011. We also maintain an Employee Stock Purchase Plan, which has 4,574,874 shares available for issuance and our existing Performance Incentive Award Plan (the “PIA Plan”), which has 647,237 shares available for issuance. However, if the 2011 Performance Incentive Award Plan is approved by shareholders, which requests 325,000 shares of Common Stock to be available for issuance, the existing PIA Plan will be terminated and the shares remaining available for issuance under the existing PIA Plan will be cancelled. As of March 1, 2011, the record date, there were 388,877,740 shares of Common Stock outstanding.

Shares Available.    6,335,224 shares remain available for the grant of stock awards under the 2006 Plan, after giving effect to the grant on February 9, 2011 of 2,459,760 stock options as well as 732,894 restricted stock units and 140,485 performance stock units, that are counted on a two-for-one basis against the plan authorization. If shareholders approve the 2011 Plan, an additional 25,000,000 shares of Common Stock will be available for awards. As of February 28, 2011, the closing per-share sales price of our Common Stock as reported on the NYSE Composite Transactions was $63.26.

While the use of stock awards is an important part of our compensation program, we are mindful of our responsibility to our shareholders when granting stock awards. Our stock awards granted as a percentage of our shares outstanding (the “burn rate”) were approximately 0.80% in 2008, 1.39% in 2009 and 1.01% in 2010. The overhang, which is calculated by dividing the number of shares subject to outstanding awards plus shares available for grant by the number of shares of Common Stock outstanding plus the shares subject to outstanding awards, as of December 31, 2010 and February 28, 2011, if the 2011 Plan had been approved by shareholders at that time, was less than 10%.

No individual may be granted awards under the 2011 Plan with respect to more than 2,000,000 shares of Common Stock during any calendar year. Awards other than stock options or stock appreciation rights will be counted against the 2011 Plan and other limits on a 2.86-for-1 basis. If any award is cancelled, terminates, expires or lapses for any reason, the shares subject to such award shall again become available for future grant under the 2011 Plan and shall be added back as one share if subject to a stock option or stock appreciation right and 2.86 shares if subject to an award other than a stock option or stock appreciation right. However, shares subject to an award may not again be made available for issuance under the 2011 Plan if shares are tendered or withheld to pay the exercise price of a stock option or the withholding tax related to an award or are subject to a stock-settled stock appreciation right and are not issued upon the net settlement or net exercise of such stock appreciation right. In addition, the shares of Common Stock available for issuance or delivery under the 2011 Plan shall not be increased by shares repurchased by the Company with proceeds from the exercise of stock options.

Options.    Options to purchase shares of Common Stock may be granted under the 2011 Plan, either alone or in addition to other awards. The exercise price per share may not be less than the closing sales price per share as reported on the NYSE Composite Transactions for the last market trading date prior to the grant date. The term of each option is fixed by the Compensation Committee in its sole discretion, but no stock option may be exercised more than ten years after the date the option is granted. Options are exercisable at such time or times as determined by the Compensation Committee. Subject to the other provisions of the 2011 Plan and any applicable award agreement, any option may be exercised by the participant upon payment by delivery of cash, shares of Common Stock or by any combination thereof.

In general, if a participant’s employment or service as a director terminates, other than by reason of retirement, death or disability, all of the participant’s unexercisable options are forfeited and all exercisable options may be exercised within 30 days following termination or they will expire. In the case of retirement or persons who are eligible for retirement but have not retired, an option may be exercised for the remainder of its term and, in the case of death or disability, an option may be exercised within one year after termination. In the event of termination because of retirement, death or disability, an option may be exercised during the applicable period following termination with respect to all or any part of the shares subject thereto regardless of whether the option was fully vested at the time of termination.

Restricted Stock.    Restricted stock awards may be issued to participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the 2011 Plan. The Compensation Committee at the time of grant may impose such conditions or restrictions on any restricted stock as it deems advisable, including without limitation restrictions based on the achievement of specific performance objectives and time-based restrictions. Such restrictions may lapse all at once or in installments. Each award of restricted stock will set forth the extent, if any, to which the participant has the right to retain unvested restricted stock after termination of employment or service as a director. During the restriction period, participants holding restricted stock may exercise full voting rights with respect to those shares and may be credited with cash dividends paid on those shares.

Other Stock Awards.    Other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares may be granted to participants, either alone or in addition to other awards granted under the 2011 Plan, and may include awards based on the achievement of pre-established performance criteria during a specified period. Other stock unit awards may be paid in shares of Common Stock, cash or any other form of property as the Compensation Committee determines. Unless the Compensation Committee determines otherwise to address specific considerations, other stock unit awards shall have a vesting period of not less than one year. Shares of Common Stock, including securities convertible into Common Stock, subject to other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. The price at which a stock appreciation right is granted shall not be less than the closing sales price per share as reported on the NYSE Composite Transactions for the last market trading date prior to the grant date.

Change in Control.    In the event of a change in control, the Compensation Committee shall have discretion to accelerate the vesting of awards, eliminate restrictions, deem any performance measure to be satisfied or take such other action as it deems appropriate in its sole discretion. In addition, the Compensation Committee may determine, at any time at or after the grant of an option, that, during the 60-day period after a change in control occurs, a participant holding an option shall have the right, whether or not the option is fully exercisable, to receive cash equal to the amount by which the then fair market value exceeds the exercise price per share. A change in control shall occur if any person or group becomes a beneficial owner of more than 50% of the outstanding shares, certain business combination transactions occur or the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale of all or substantially all of the Company’s assets.

Other Provisions.    The Board of Directors may amend, alter or discontinue the 2011 Plan, but no amendment, alteration or discontinuation may be made that would impair rights under an award previously granted without the participant’s consent. The Board may not, without shareholder approval, amend the 2011 Plan to increase the aggregate number of shares that may be issued or transferred to participants or to any one participant, extend the term of the 2011 Plan or awards granted thereunder, change the eligibility criteria for participants or grant options at less than fair market value. No awards may be made under the 2011 Plan after December 31, 2018.

The Compensation Committee is authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The 2011 Plan contains an anti-dilution provision that provides for the adjustment of the number of shares available for the grant of stock awards and certain limits under the 2011 Plan in the event of a stock split, combination of shares, stock dividend or reorganization, merger, consolidation, recapitalization or reclassification of the Company.

If the Compensation Committee determines at the time an award that is based on performance criteria is granted to a participant that the participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction related to the award, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code, then the Compensation Committee may make the lapsing of the restrictions and the payment of the award subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return or economic value added of the Company or the operating unit within which the participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable operating unit) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of Section 162(m) of the Internal Revenue Code.

Tax Consequences

The following is a brief summary of certain federal income tax consequences of certain transactions under the 2011 Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

In general, (i) no income will be recognized by an optionee at the time a nonqualified option is granted, (ii) at the time of exercise of a nonqualified option, ordinary income will be recognized by the optionee in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares if they are non-restricted on the date of exercise and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. No income generally will be recognized by an optionee upon the grant or qualifying exercise of an incentive stock option. However, for purposes of calculating the optionee’s alternative minimum tax, if any, the difference between the fair market value of the shares at exercise and the purchase price generally constitutes an item of adjustment. If shares are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares, any gain realized will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the purchase price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term gain (or loss) depending on the holding period.

A recipient of a restricted stock award generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares, reduced by any amount paid for the shares by the recipient, at such time as the shares are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. However, a recipient who properly elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares to the recipient will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a substantial risk of forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

Generally, no income will be recognized by a participant in connection with the grant of a stock unit award. Subject to the specific terms of the award, when the award is paid to the participant, the participant normally will be required to include as taxable ordinary income in the year of payment an amount equal to the amount of any cash and the fair market value of any non-restricted shares of Common Stock actually or constructively received.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation under Section 162(m) of the Internal Revenue Code on compensation paid to specified executive officers and (ii) any applicable reporting obligations are satisfied. Section 162(m) of the Internal

Revenue Code limits the federal income tax deduction for compensation paid to the chief executive officer and the three other most highly compensated executive officers, excluding the principal financial officer, of a publicly held corporation (the “covered employees”) to $1 million per fiscal year, with exceptions for certain performance-based compensation made under qualifying, shareholder-approved plans. The 2011 Plan is designed to enable stock option awards and (depending on the terms of the award) restricted stock awards and other stock unit awards to constitute performance-based compensation for purposes of Section 162(m).

Section 409A of the Internal Revenue Code is applicable to certain types of awards that may be granted under the 2011 Plan. To the extent applicable, it is intended that the 2011 Plan and any grants made under the 2011 Plan comply with the provisions of Section 409A. The Company intends to administer the 2011 Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A, and to adopt such amendments (including retroactive amendments) to the 2011 Plan and any grants made thereunder as may be required in order to comply with Section 409A.

Information About Other Equity Compensation Plans

Set forth below is information with respect to other equity compensation plans under which Common Stock of the Company was authorized for issuance as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(2)
Equity compensation plans approved by shareholders(1)	25,532,552	$46.64	16,026,270

(1)

Includes the 1998 Stock Option Plan and 2006 Plan, as well as the existing Performance Incentive Award Plan pursuant to which shares of Common Stock may be awarded to employees of the Company and its operating subsidiaries and divisions in recognition of outstanding performance and achievements in sales, research and development, operations and other areas.

(2)

Includes the following number of shares under our equity compensation plans: 10,752,578 shares in the 2006 Long-Term Incentive Plan, 667,353 shares in the Performance Incentive Award Plan and 4,606,339 shares in the Employee Stock Purchase Plan.

There are no equity compensation plans that were not approved by shareholders.

Vote Required

Approval of the 2011 Plan requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting provided that the total vote cast represents over 50% of the outstanding shares. The Board of Directors recommends that shareholders vote FOR the approval of the 2011 Plan.

PROPOSAL 4 — APPROVAL OF THE 2011 PERFORMANCE INCENTIVE AWARD PLAN

Our existing Performance Incentive Award Plan (the “PIA Plan”), which provides for the award of up to 1,000,000 shares of Common Stock to employees of the Company and its operating subsidiaries and divisions in recognition of outstanding performance and achievements in sales, research and development, operations and other areas, has been in effect since 2001. As of February 28, 2011, 352,763 shares of the Company’s Common Stock had been issued and 647,237 shares remain available for issuance under the PIA Plan. As of February 28, 2011, the closing per-share price of our Common Stock as reported on the NYSE Composite Transactions was $63.26.

Management recommended and the Board approved on February 9, 2011, subject to approval by the shareholders at the annual meeting, the termination of the existing PIA Plan and the adoption of the 2011 Performance Incentive Award Plan (the “2011 PIA Plan”). A copy of the 2011 PIA Plan is attached as Appendix B to this proxy statement. We do not anticipate issuing any more shares under the PIA Plan other than pursuant to criteria that have been established for 2011 and previously communicated to eligible employees. The 2011 PIA

Plan is identical in all respects to the PIA Plan except that the aggregate number of shares that may be awarded shall be 325,000 (the “Aggregate Limit”), the term of the 2011 PIA Plan shall extend to April 25, 2016 and shares may be awarded under the 2011 PIA Plan to sales representatives employed by or under contract with independent sales agencies who sell Stryker product under agreements with our operating subsidiaries and divisions on the same basis that they are awarded to sales employees.

In the case of sales-based awards, management of each operating subsidiary and division that desires to establish a program for its sales employees and sales representatives will recommend specific criteria for awards prior to the end of the first quarter of each fiscal year. Upon approval by the Performance Incentive Award Committee (the “PIA Committee”), consisting of the Chairman, President and Chief Executive Officer, the Vice President, Chief Financial Officer and Vice President of Human Resources and such other or additional persons designated by the Board of Directors, the criteria shall be communicated to eligible sales employees and sales representatives. At the end of each year, actual performance will be measured against the approved criteria and awards will be made to those who have satisfied the criteria.

A program has been established on the corporate level to recognize and reward teams and individuals responsible for the best innovations in the research and development area, including inventions, new products, team performance and synergies. The Committee will select the award recipients in this area based on nominations from operating management. The PIA Committee may make awards under the 2011 PIA Plan to individuals for outstanding operating performance, measured by criteria such as back order and service levels, based on recommendations made by operating management. In addition, the PIA Committee may upon the recommendation of corporate, division or subsidiary management, make awards for outstanding performance and achievements in other areas.

No more than 1,000 shares of Common Stock (the “Participant Limit”) may be awarded to an employee or sales representative with respect to performance for any calendar year and no more than 100,000 shares (the “Annual Limit”) may be issued to all employees and sales representatives in the aggregate with respect to performance for any calendar year. No corporate officer of the Company and no officer of any subsidiary or division shall be eligible to receive an award under the 2011 PIA Plan. The number of employees and sales representatives who may receive awards under the 2011 PIA Plan will vary from year to year but is expected to be in the range of 300 to 800.

No awards may be made under the 2011 PIA Plan for performance after April 25, 2016. The Board of Directors may terminate the 2011 PIA Plan at any time and may amend the 2011 PIA Plan without further action on the part of the shareholders except as required by law, regulation or the rules of the NYSE and except that the Aggregate Limit, the Participant Limit and the Annual Limit may not be increased and the expiration date of the 2011 PIA Plan may not be extended without shareholder approval.

The 2011 PIA Plan contains an anti-dilution provision that provides for adjustment of the Aggregate Limit, the Participant Limit and the Annual Limit in the event of a stock split, combination of shares, stock dividend or reorganization, merger, consolidation, recapitalization or reclassification of the Company.

For additional information with respect to the equity compensation plans under which the Common Stock of the Company is authorized for issuance as of December 31, 2010, including the PIA Plan and the 2011 PIA Plan, see “Proposal 3 — Approval of the 2011 Long-Term Incentive Plan” on page 41.

Approval of the 2011 PIA Plan requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting provided that the total votes cast represent over 50% of the outstanding shares of our Common Stock. In the event the shareholders do not ratify the 2011 PIA Plan, awards will be made under the existing PIA Plan with respect to employee performance during 2011 pursuant to the criteria established and communicated to eligible employees, but no award shall be made with respect to performance for any subsequent year unless the Board of Directors shall have reaffirmed the adoption of the amendment of the 2011 PIA Plan. The Board of Directors recommends that shareholders vote FOR the approval of the 2011 PIA Plan.

PROPOSAL 5 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described under “Compensation Discussion and Analysis” beginning on page 11, our philosophy in setting executive compensation is to provide a total compensation package that allows us to continue to attract, retain and motivate talented executives who drive our Company’s success while aligning compensation with the interests of our shareholders and the achievement of our key business objectives. Consistent with the philosophy, a significant percentage of the total compensation opportunity for each of our NEOs is based on measurable corporate, business area and individual performance, both financial and non-financial, and on the performance of our shares on a long-term basis. The cumulative five-year total return, which includes reinvestment of dividends, of our Common Stock over the five-year period ending December 31, 2010, was 25.2% and exceeded the cumulative five-year total return of both the S&P 500 Index and the S&P 500 Health Care Index by 13.2% and 15.7%, respectively. In 2010, despite a difficult economic environment, the Company’s net sales increased 8.9% on an as reported basis (on a constant currency basis, net sales increased 7.8%) and net earnings and net earnings per share increased 15.0% and 15.2%, respectively, on an as reported basis (12.6% and 12.9%, respectively, on an adjusted basis).

Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure under “Executive Compensation” beginning on page 26, that describe the compensation of our NEOs during each of the last three fiscal years or such shorter period that they were a NEO. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

In accordance with recently enacted legislation and as a matter of good corporate governance, we are asking shareholders to approve the following resolution at our annual meeting:

RESOLVED, that the shareholders of Stryker Corporation (the “Corporation”) approve, on an advisory basis, the compensation of the Corporation’s named executive officers as disclosed in the Corporation’s proxy statement for this annual meeting pursuant to the rules of the SEC, including “Compensation Discussion and Analysis,” the Summary Compensation Table and the compensation tables and narrative disclosure under “Executive Compensation.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding. Although non-binding, the Compensation Committee and the Board will review the results of the vote and take them into account in future determinations concerning our executive compensation program. The Board of Directors unanimously recommends a vote FOR the resolution set forth in Proposal 5.

PROPOSAL 6 — ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY

VOTES ON EXECUTIVE COMPENSATION

The recently enacted legislation also enables our shareholders to indicate how frequently we should seek a “say-on-pay” advisory vote on executive compensation such as Proposal 5 above. Shareholders may indicate whether they would prefer that future “say-on-pay” advisory votes should occur every year, every two years or every three years or may abstain from voting on the matter.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company. In formulating its recommendation, the Board considered that an annual advisory vote provides the most consistent and clear communication channel for shareholders to express their views about our executive compensation programs by allowing them to provide us with direct input every year. Shareholders are not voting to approve or disapprove the Board’s recommendation but will be able to specify one of four choices on the proxy card – every year, every other year, every three years or abstain.

Although this advisory vote on the frequency of “say-on-pay” advisory votes is non-binding on the Company, the Board will review the results and take them into consideration when deciding how frequently to conduct future “say-on-pay” advisory votes. We will disclose our decision regarding the frequency of shareholder advisory votes on NEO compensation in light of the results of the shareholder vote on this proposal in a filing with the SEC. The Board of Directors recommends a vote FOR the every year alternative as the frequency with which shareholders are provided an advisory vote on the compensation of our NEOs.

PROPOSAL 7 — SHAREHOLDER PROPOSAL

The following proposal and supporting statement were submitted by Vincent Cirulli, 11 Coriander Drive, Princeton, NJ 08540, who advised us that he is the beneficial owner of 350 shares of our Common Stock.

Shareholder Proposal Regarding Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage permitted by law above 10%) the power to call a special shareowner meeting.

Supporting Statement

This includes that such bylaw and/or charter text will not have an exception or exclusion conditions (to the fullest extent permitted by law) in regard to calling a special meeting that apply only to shareowners but not to management and/or the board.

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer. Shareowner input on the timing of shareowner meetings is especially important during a major restructuring — when events unfold quickly and issues may become moot by the next annual meeting. This proposal does not impact our board’s current power to call a special meeting.

This proposal topic won more than 60% support at the following companies: CVS Caremark, Sprint Nextel, Safeway, Motorola and R.R. Donnelley.

Please encourage our board to respond positively to this proposal as a strong statement that our Company is committed to good corporate governance. Special Shareowner Meetings — Yes on 7.

Statement in Opposition

The Board has given careful consideration to the shareholder proposal and believes that allowing holders of 10% of our Common Stock to call a special meeting is not in the best interests of the Company.

A special meeting of shareholders is a significant undertaking that requires considerable expense, including the legal costs in preparing required disclosure documents and printing and mailing costs, and management time and attention to prepare for and conduct the meeting. Allowing the holders of 10% of our outstanding Common Stock to call a special meeting, as contemplated by the proposal, could provide a forum for parties holding a minority portion of our shares to call a meeting that serves their narrow purposes rather than those of the majority of our shareholders and, in the process, divert attention from the Company’s day-to-day operations. We believe the current By-Law provision, which provides that a special meeting may be called by the Chairman of the Board, the President or by order of the Board of Directors, appropriately allows them to exercise their business judgment, consistent with their fiduciary obligations to the shareholders, to call special meetings for those extraordinary matters that need to be addressed prior to the next annual meeting.

Our Board of Directors does not believe there is merit to the claim made by the proponent that, if shareholders cannot call special meetings, management may become insulated and investor returns may suffer. Michigan law and NYSE listing standards require that we obtain shareholder approval for a variety of matters, including certain mergers or the sale of substantially all of our assets, amendments to the Company’s articles of incorporation, new equity compensation plans or the issuance of shares of Common Stock that would amount to up to 20% or more of the outstanding shares. In addition, if our recommendation on Proposal 6 above is supported by the shareholders, we will be conducting annual “say-on-pay” advisory votes on executive compensation.

Finally, we believe that the proposal should be evaluated in the context of our overall corporate governance. We have implemented a number of governance practices and policies that enable our shareholders to express their concerns on important corporate matters. We do not have a classified Board – all of our directors are elected annually. Our Corporate Governance Guidelines provide for majority voting for directors in uncontested elections and set forth a process by which a shareholder may nominate directors to our Board or submit proposals to be voted on at our annual meetings.

For the reasons set forth above, the Board of Directors has determined that the shareholder proposal does not serve the best interests of Stryker or its shareholders and recommends a vote AGAINST the shareholder proposal.

The proposal is advisory in nature, and approval of the proposal would serve as a recommendation to the Board to take the necessary steps to allow the holders of 10% of our Common Stock to call a special meeting. If the proposal is not properly presented by the proponent at the annual meeting, it will not be voted upon.

ADDITIONAL INFORMATION

Shareholder Proposals for the 2012 Annual Meeting

Under the rules of the SEC, if you would like to submit a proposal for inclusion in the proxy materials for our 2012 annual meeting, the proposal must be received by our Vice President, General Counsel, and Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 on or prior to November 19, 2011. The inclusion of any proposal in the proxy statement and form of proxy for such meeting will be subject to applicable SEC rules.

Under our By-Laws, which are available in the Corporate Governance area of the Investor section of our web site at www.stryker.com/investors/bylaws or may be obtained by written request to our Vice President, General Counsel, and Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, certain procedures are provided that shareholders must follow to nominate a person for election as a director at an annual meeting or to bring an item of business before an annual meeting. These procedures require that notice of an intention to nominate a person for director and/or to bring an item of business before our 2012 annual meeting must be received in writing by our Vice President, General Counsel, and Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 no earlier than December 28, 2011, and no later than January 27, 2012. The notice must contain certain information about the shareholder making the proposal, including a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in the notice or bring the item of business before the meeting, and about the nominee and/or the item of business and, in the case of a nomination, must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish us with copies of the reports. Specific due dates for these reports have been established and we are required to report in this proxy statement any failure by directors, officers and 10% holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors, officers and 10% holders, we believe that all such filing requirements were met with respect to 2010.

Other Action

At this time, we do not know of any matter to be brought before the meeting other than those referred to above. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matter.

Expenses of Solicitation

The cost of solicitation of proxies for the annual meeting is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. We have also retained Innisfree M&A Incorporated for solicitation and advisory services in connection with solicitations relating to the annual meeting, for which Innisfree is anticipated to receive a customary fee. We have also agreed to reimburse Innisfree for out-of-pocket expenses and to indemnify Innisfree against certain liabilities and expenses, including legal fees and related charges. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding the proxy material to the beneficial owners of the stock held in street name by such persons.

By Order of the Board of Directors

Curtis E. Hall

Vice President, General Counsel, and Secretary

March 18, 2011

APPENDIX A

STRYKER CORPORATION 2011 LONG-TERM INCENTIVE PLAN

Article 1. Establishment, Objectives and Duration

1.1 Establishment of this Plan. Stryker Corporation, a Michigan corporation, hereby establishes this Stryker Corporation 2011 Long-Term Incentive Plan (the “Plan”) as set forth in this document. Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2. This Plan permits the grant of Options, Restricted Stock and Other Stock Awards.

This Plan will become effective as of April 26, 2011, subject to this Plan having been approved by the Company’s shareholders on that date, and will remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of this Plan. The purpose of this Plan is to advance the interests of the Company and its Subsidiaries (collectively, “Stryker”) by providing a larger personal and financial interest in the success of Stryker to employees and directors whose judgment, interest and special efforts Stryker is dependent upon for the successful conduct of its operations and to enable Stryker to compete effectively with others for the services of new employees and directors as may be needed for the continued improvement of the enterprise. It is believed that the acquisition of such interest will stimulate the efforts of such employees and directors on behalf of Stryker and strengthen their desire to continue to serve Stryker.

1.3 Duration of this Plan. This Plan will commence on the Effective Date and will remain in effect, subject to the right of the Committee to amend or terminate this Plan at any time pursuant to Article 10, until the earlier of (a) December 31, 2018 and (b) the date that all Shares subject to this Plan pursuant to Article 4 have been issued according to this Plan’s provisions; provided, however, that upon Plan termination, all Awards outstanding under this Plan will continue to have full force and effect in accordance with the terms of the Award Agreements evidencing such Awards.

Article 2. Definitions

Whenever used in this Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

“Award” means any Option, Restricted Stock, Other Stock Award or any other right, interest or option (including any stock appreciation right), relating to Shares granted pursuant to the provisions of this Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award or Awards granted by the Committee hereunder, which in the sole and absolute discretion of the Company may, but need not, be signed or acknowledged by the Company and/or the Participant.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Business Combination” shall have the meaning provided therefor in the definition of Change in Control.

“Change in Control” means the occurrence of any one or more of the following: (a) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), after the Effective Date, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the outstanding Shares, (b) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), unless immediately following such Business Combination more than sixty percent (60%) of the total voting power of (i) the company resulting from such Business Combination (the “Surviving Company”), or (ii) if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Company is represented by the Shares that were outstanding immediately prior to such

Business Combination (or, if applicable, is represented by shares into which such Shares were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Shares among the holders thereof immediately prior to the Business Combination, or (c) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.

“Committee” means the Compensation Committee of the Board of Directors or such other persons or committee to which the Board has delegated any authority, as may be appropriate. A person may serve on the Committee only if he or she is an “outside director” for purposes of Section 162(m) of the Code, is a “Non-Employee Director” within the meaning of Exchange Act Rule 16b-3 and is an “independent” Director for purposes of the Corporate Governance Standards of the New York Stock Exchange.

“Company” means Stryker Corporation, a Michigan corporation, and any successor thereto as provided in Article 12.

“Director” means a member of the Board of Directors.

“Disability” means (i) when used in the context of an Award other than an Incentive Stock Option Award, a physical or mental condition that qualifies as a disability under the long-term disability pay plan of Stryker then in effect for United States employees (irrespective of whether the Participant is eligible to participate in such plan), which disability has, in the case of an Employee, prevented such Employee from being in the full-time, active service of Stryker for the entire period of one hundred-eighty (180) days immediately preceding termination of employment; and (ii) when used in the context of an Incentive Stock Option, a physical or mental condition that qualifies as a disability within the meaning of Code Section 22(e)(3).

“Effective Date” means April 26, 2011, subject to this Plan having been approved by the Company’s shareholders on that date.

“Employee” means any person employed by Stryker in a common law employee-employer relationship. A Participant shall not cease to be an Employee for purposes of this Plan in the case of (i) any leave of absence approved by Stryker or (ii) transfers between locations of the Company or among the Company, any Subsidiary or any successor. Service as a Director shall not be sufficient to constitute “employment” by Stryker.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Exercise Period” shall have the meaning provided therefor in Section 3.4.

“Exercise Price” means, with respect to an Option, the price at which a Share may be purchased by a Participant pursuant to the Option and, with respect to a stock appreciation right, the price at which the stock appreciation right is granted.

“Fair Market Value” of the Shares as of any date means the closing sales price of the Shares (or the closing bid, if no sales were reported) as reported on the New York Stock Exchange-Composite Transactions for the last market trading day prior to such date or, if the Shares are not then listed on the New York Stock Exchange, the fair market value of the Shares on such date as determined in good faith by the Committee.

“Incentive Stock Option” means an Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

“Non-Employee Director” means a Director who is not currently an Employee.

“Nonstatutory Stock Option” means an Option that is designated as not being intended to qualify, or that has ceased to qualify, as an Incentive Stock Option.

“Option” means an option to purchase Shares granted under Article 6.

“Other Stock Award” means any right granted to a Participant by the Committee pursuant to Article 8.

“Participant” means an Employee or Non-Employee Director to whom an Award has been granted that remains outstanding.

“Performance Award” shall have the meaning provided therefor in Section 14.5.

“Restricted Stock” means any Share issued pursuant to Article 7 with a restriction on transferability, a risk of forfeiture and such other restrictions as the Committee, in its sole discretion may impose, which restrictions generally will expire on a specified date, upon the occurrence of an event and/or on an accelerated basis under certain circumstances, as specified in this Plan or the Award Agreement relating to the Restricted Stock.

“Restriction Period” means the period during which Restricted Stock remains nontransferable and subject to a risk of forfeiture.

“Retirement” means termination of employment with or service as a Director of Stryker on or after the Participant’s 65th birthday or the Participant’s 60th birthday if the Participant has completed or is otherwise credited with ten (10) years of service as an Employee or Director of Stryker.

“Shares” means the shares of common stock, $.10 par value, of the Company.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

Article 3. Administration

3.1 The Committee. This Plan will be administered by the Committee. The Board of Directors may from time to time remove members from the Committee or add members thereto, and vacancies in such Committee, however caused, shall be filled by the Board.

3.2 Authority of the Committee. Except as limited by law and subject to the provisions of this Plan and such orders or resolutions not inconsistent with the provisions of this Plan as may from time to time be adopted by the Board, the Committee will have full power to (a) select Employees and Non-Employee Directors to whom Awards may from time to time be granted under this Plan, (b) determine the type or types of Awards to be granted to each Participant, (c) determine the number of Shares to be covered by or relating to each Award granted under this Plan (d) determine the terms and conditions of Awards in a manner consistent with this Plan, (e) determine whether, to what extent and under what circumstances Awards may be settled in Shares, cash or any other form of property, (f) determine whether, to what extent and under what circumstances payment of cash, Shares other property and other amounts payable with respect to an Award made under this Plan shall be deferred either automatically or at the election of the Participant consistent with the terms of this Plan, (g) construe and interpret this Plan and any Award Agreement (h) establish, amend or waive rules and regulations and appoint such agents as it shall deem appropriated for the proper administration of this Plan and (i) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan. The Committee shall be authorized to make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The interpretation and construction by the Committee of any provision of this Plan or any Award granted pursuant hereto shall be final and conclusive. No member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted pursuant hereto.

3.3 Delegation. Subject to the terms of this Plan and terms and limitations as the Committee shall determine, the Committee may delegate its authority to make Awards to Employees to the Company’s Chief Executive Officer, subject to annual limits of 20,000 Shares subject to Awards per Employee and in 300,000 Shares subject to Awards in the aggregate, with any Share issuable in connection with an Award other than an Option or stock appreciation right being counted against such limit as 2.86 Shares, except that no such delegation may be made in the case of Awards to persons who are subject to the provisions of Section 16 of the Exchange Act or in the case of Awards intended to be qualified under Section 162(m) of the Code. To the extent that the Committee delegates its authority as provided by this Section 3.3, all references in this Plan to the Committee’s authority to make Awards shall be deemed to include the Chief Executive Officer. The annual limit described in this Section 3.3 shall be subject to adjustment as provided in Section 4.3.

3.4 Change in Control. In the event of a Change in Control, the Committee shall have the discretion to accelerate the vesting of Awards, eliminate any restriction applicable to Awards, deem the performance measures, if any, to be satisfied, or take such other action as it deems appropriate, in its sole discretion. In addition, notwithstanding any other provision of this Plan, during the sixty (60)-day period from and after a Change in Control (the “Exercise Period”), if the Committee shall determine at, or at any time after, the time of grant, a Participant holding an Option shall have the right, whether or not the Option is fully exercisable and in lieu of the payment of the Exercise Price for the Shares being purchased under the Option and by giving written notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive in cash, within thirty (30) days of such notice an amount equal to the amount by which the Fair Market Value per Share on the date of such election shall exceed the Exercise Price per Share under the Option multiplied by the number of Shares granted under the Option as to which the right granted under this Section 3.4 shall have been exercised.

Article 4. Shares Subject to this Plan and Maximum Awards

4.1 Number of Shares Available for Awards. The maximum number of Shares that may be subject to Awards under this Plan is 25,000,000. The maximum number of Shares that may be subject to all Awards, in the aggregate, granted during any calendar year to any one Participant is 2,000,000; provided, however, that, to the extent required by Section 162(m) of the Code, Shares subject to Options or stock appreciation rights that are canceled shall continue to be counted against the foregoing limit and provided, further, that such limit will apply whether the Awards are paid in Shares or settled in cash. Any Share for which an Award other than an Option or stock appreciation right is granted shall be counted against the limits described above as 2.86 Shares. All limits described in this Section 4.1 are subject to adjustment as provided in Section 4.3.

4.2 Computation of Available Shares. Shares subject to Awards that terminate, expire or are forfeited, canceled or settled in cash, either in whole or in part, may be used for the further grant of Awards to the extent of such termination, forfeiture, cancellation or settlement. Shares that again become available for future grant pursuant to the preceding sentence shall be added back as one (1) Share if subject to an Option or a stock appreciation right and as 2.86 Shares if subject to an Award other than an Option or a stock appreciation right. Notwithstanding the foregoing, Shares subject to an Award under this Plan may not again be made available for issuance or delivery under this Plan if such Shares were tendered or withheld to pay the Exercise Price of an Option or the withholding taxes related to an Award or were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right. In addition, the Shares available for issuance or delivery under this Plan shall not be increased by Shares repurchased by the Company with Option proceeds.

4.3 Adjustments of and Changes in Shares.

(a)

In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares or of any stock or other securities into which the Shares shall have been changed or for which Shares shall have been exchanged, such adjustment shall be made in the number and class of Shares that may be delivered under this Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under this Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights and provided that the number of Shares subject to any Award shall always be a whole number.

(b)	Fractional Shares resulting from any adjustment in Awards pursuant to this Section 4.3 may be settled in cash or otherwise as the Committee determines.

(c)

The Company will give written notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

Article 5. Eligibility and Participation

Any Employee or Non-Employee Director shall be eligible to be selected as a Participant as provided herein; provided, however, that Incentive Stock Options shall only be awarded to Employees. Notwithstanding any provision in this Plan to the contrary, the Board (not the Committee) shall have the authority, in its sole and absolute discretion, to select Non-Employee Directors as Participants who are eligible to receive Awards other than Incentive Stock Options under this Plan and all references in this Plan to the Committee, insofar as they relate to Awards to Non-Employee Directors, shall be deemed references to the Board. The Board shall set the terms of Awards to Non-Employee Directors in its sole and absolute discretion, and the Board shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to Employees.

Article 6. Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Employees and Non-Employee Directors in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.

6.2 Terms and Conditions. Except as hereinafter provided, all Options granted pursuant to this Plan shall be subject to the following terms and conditions:

(a)

Price. The Exercise Price of the Shares issuable upon exercise of Options granted under this Plan shall be not less than 100% of the Fair Market Value of the Shares on the date of the grant of the Option. The Exercise Price shall be paid in full at the time of purchase by any combination of the methods set forth below. The Committee shall have the authority to grant Options that do not entitle the Participant to use all methods or that require prior written consent of the Company to use certain of the methods. The methods of payment are: (i) cash, (ii) by surrender to the Company (either by actual delivery or attestation to the ownership) of Shares with an aggregate Fair Market Value on the date of purchase that is sufficient to cover the aggregate Exercise Price or (iii) by a net exercise arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with an aggregate Fair Market Value on the date of purchase that is sufficient to cover the aggregate Exercise Price. The Exercise Price shall be subject to adjustment, but only as provided in Section 4.3 hereof.

(b)

Duration and Exercise of Options. Options may be granted for terms of up to but not exceeding ten (10) years from the date the particular Option is granted. Options shall be exercisable as provided by the Committee at the time of grant thereof.

(c)

Termination of Employment or Service as a Director. Upon the termination of the Participant’s employment or service as a Director, except as otherwise provided under terms of the Award Agreement, his or her rights to exercise an Option shall be as follows:

Retirement. If a Participant’s employment or service as a Director terminates by reason of Retirement, the Participant or the Participant’s estate (in the event of death after such termination) may, at any time prior to the fixed termination date provided in the Option, exercise the Option with respect to all or any part of the Shares subject thereto, regardless of whether the right to purchase such Shares had accrued on or before the last day on which the Participant was either an Employee or Director. Anything in this Plan to the contrary notwithstanding, if a Participant were eligible for Retirement but ceased to be an Employee or Director by reason of Disability, death or any other reason before such Participant retired, his or her rights to exercise an Option shall be as if such Participant’s employment or service as a Director ceased by reason of Retirement.

Disability or Death. If a Participant’s employment or service as a Director terminates by reason of Disability or death, the Participant or the Participant’s estate may, within one (1) year following such termination, exercise the Option with respect to all or any part of the Shares subject thereto, regardless of whether the right to purchase such Shares had accrued on or before the date of termination.

Other Reasons. If a Participant’s employment or service as a Director terminates for any reason other than Retirement, Disability or death, the Participant or the Participant’s estate (in the event of the

Participant’s death after such termination) may, within thirty (30) days following such termination, exercise the Option with respect to only such number of Shares as to which the right of exercise had accrued on or before the Termination Date unless the Committee determines that the Option shall be exercisable as to a greater portion thereof. Except as otherwise provided in the following sentence, “Termination Date” means the effective date of termination of a Participant’s employment or service as a Director. If a Participant is employed outside the United States, “Termination Date” shall be the earliest of (i) the date on which notice of termination of employment is provided to the Participant, (ii) the last day of the Participant’s active service with the Company or a Subsidiary, or (iii) the last day on which the Participant is an Employee of the Company or any Subsidiary, as determined in each case without including any required advance notice period and irrespective of the status of the termination under local labor or employment laws.

General. Notwithstanding the foregoing, no Option shall be exercisable in whole or in part (i) after the termination date provided in the Option, or (ii) except as provided in Section 3.4 or in the event of termination of employment or service as a Director because of Disability, Retirement or death, unless the Participant shall have continued in the employ of Stryker or to serve as a Director for one year following the date the Option was granted. A Participant’s “estate” shall mean the Participant’s legal representatives upon the Participant’s death or any person who acquires the right under the laws of descent and distribution to exercise an Option by reason of the Participant’s death. The Board of Directors or the Committee may determine that the transfer of employment of one or more Employees at the Company’s request or with its permission to an entity that has a contractual relation with Stryker shall not be deemed a termination of employment for purposes of this Section 6.2(c). In the case of a person who is both an Employee and a Director, the provisions of this Section 6.2(c) shall not apply until such time as such person is neither an Employee nor a Director.

(d)

Surrender of Options. Subject to the provisions of Section 10.2 of this Plan, the Committee may require the surrender of outstanding Options as a condition precedent to the grant of new Options. Upon each such surrender, the Option or Options surrendered shall be canceled and the Shares previously subject to the Option or Options under this Plan shall thereafter be available for the grant of Options under this Plan.

(e)	Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

(f)

Incentive Stock Options. Incentive Stock Options granted pursuant to this Plan shall be subject to all the terms and conditions included in subsections (a) through (e) of this Section 6.2 and to the following terms and conditions:

(i) No Incentive Stock Option shall be granted to an individual who is not an Employee;

(ii) No Incentive Stock Option shall be granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company; (iii) No Incentive Stock Option may be granted under this Plan if such grant, together with any applicable prior grants that are Incentive Stock Options within the meaning of Section 422(b) of the Code, would exceed any maximum established under the Code for Incentive Stock Options that may be granted to an individual Employee; and

(iv) An Incentive Stock Option will cease to qualify as an Incentive Stock Option and shall be treated as a Nonstatutory Stock Option if not exercised on or before the earliest of (i) the time specified in the Award Agreement, (ii) three (3) months after the Participant’s termination of service for a reason other than death or Disability, or (iii) twelve (12) months after the Participant’s termination of service for Disability.

Article 7. Restricted Stock

7.1 Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee may, at any time and from time to time, grant Restricted Stock to Participants in such amounts as it determines. Restricted Stock may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

7.2 Award Agreement. Each grant of Restricted Stock will be evidenced by an Award Agreement that specifies the Restriction Period, the number of Shares granted and such other provisions as the Committee determines.

7.3 Other Restrictions. The Committee may impose such conditions or restrictions on any Restricted Stock as it deems advisable, including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 7.3 as to any given Award will lapse all at once or in installments. The Company will retain the certificates representing Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.

7.4 Payment of Awards. Except as otherwise provided in this Article 7, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period or on the date provided in the Award Agreement.

7.5 Voting Rights. During the Restriction Period, Participants holding Restricted Stock may exercise full voting rights with respect to those Shares.

7.6 Termination of Service. Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock after his or her termination of employment or service as a Non-Employee Director. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of employment or service.

Article 8. Other Stock Awards

8.1 Stock and Administration. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (collectively, “Other Stock Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under this Plan, and such Other Stock Awards shall also be available as a form of payment in the settlement of other Awards granted under this Plan. Other Stock Awards may include Awards based on the achievement of pre-established performance criteria during a specified period. Stock appreciation rights may be granted for terms up to but not exceeding ten (10) years from the date the particular stock appreciation right is granted and shall be exercisable as provided by the Committee at the time of grant thereof. The Exercise Price of a stock appreciation right shall not be less than 100% of the Fair Market Value of the Shares on the date of grant. Other Stock Awards shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of this Plan as herein set forth. Unless the Committee determines otherwise to address specific considerations, Other Stock Awards granted to Participants shall have a vesting period of not less than one year.

8.2 Other Provisions. Shares purchased pursuant to a purchase right awarded under Section 8.1 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares as of the date such purchase right is awarded. Otherwise, Shares subject to Other Stock Awards granted under Section 8.1 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law

Article 9. Rights of Participants

9.1 Employment and Service. Nothing in this Plan will confer upon any Participant any right to continue in the employ of Stryker, or interfere with or limit in any way the right of Stryker to terminate any Participant’s employment or service as a Director at any time.

9.2 Participation. No Employee or Director will have the right to receive an Award under this Plan or, having received an Award, to receive a future Award.

9.3 Dividends and Other Distributions. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (other than an Option or stock appreciation right) may, if so determined by the

Committee, be entitled to receive, currently or on a deferred basis, all cash or stock dividends that are or would be payable with respect to each Share underlying such Award (“Dividend Equivalents”). Notwithstanding the foregoing, with respect to Awards that are earned based on the achievement of performance objectives, Dividend Equivalents will only be paid upon the achievement of the respective performance objectives. The Committee may provide that the Dividend Equivalents shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Dividend Equivalents that are to be paid on a deferred basis shall be granted and administered in accordance with all applicable provisions of Code Section 409A.

Article 10. Amendment, Modification and Termination

10.1 Amendment, Modification and Termination. The Committee may at any time and from time to time, alter, amend, modify or terminate this Plan in whole or in part. The Committee will not, however, increase the number of Shares that may be issued to Participants under this Plan, as described in Section 4.1 (and subject to adjustment as provided in Section 4.3), extend the term of this Plan or of Awards granted hereunder, change the eligibility criteria in Article 5 or reduce the Exercise Price of Options or stock appreciation rights below Fair Market Value without the approval of the Company’s shareholders. No termination, amendment or modification of this Plan may adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.

10.2 Awards Previously Granted. Subject to the terms and conditions of this Plan, the Committee may modify, extend or renew outstanding Awards under this Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of Shares), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or stock appreciation rights with an Exercise Price that is less than the Exercise Price of the original Options or stock appreciation rights without shareholder approval. Furthermore, no Option or stock appreciation right will be canceled in exchange for cash or Other Stock Awards or replaced with an Option or stock appreciation right having a lower Exercise Price, without the approval of the Company’s shareholders. Notwithstanding the foregoing, no modification of an Award will materially alter or impair any right or obligation under any Award already granted under this Plan without the prior written consent of the Participant.

Article 11. Withholding

The Company shall be authorized to withhold from any Award granted or payment due under this Plan the minimum amount of withholding taxes due in respect of an Award or payment hereunder based on the Participant’s statutory minimum tax rate and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy the obligation for the payment of such taxes by surrender to the Company (either by actual delivery or attestation to the ownership) of Shares or by directing the Company to retain Shares otherwise deliverable in connection with the Award.

Article 12. Successors

All obligations of the Company under this Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger or consolidation or otherwise.

Article 13. Breach of Restrictive Covenants

An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches any noncompetition, nonsolicitation or nondisclosure provision or provision as to Stryker’s ownership of inventions contained in the Award Agreement or otherwise required as a condition to an Award, whether during or after termination of employment or service as a Director, the Participant will forfeit such Award or the Shares issued or payment received in respect thereof (in which case the Company will repay the lesser of any Exercise Price or other amount paid by the Participant or the then Fair Market Value) or pay to the Company any gain realized as a result of the disposition of Shares issued in respect of such Award, all as provided in the applicable Award Agreement.

Article 14. Miscellaneous

14.1 Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

14.2 Severability. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable law or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

14.3 Requirements of Law. The granting of Awards and the issuance of Shares or cash payouts under this Plan will be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies or national securities exchanges as may be required.

14.4 Securities Law Compliance. As to any individual who is, on the relevant date, an officer, Director or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act or any successor rule. To the extent any provision of this Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

No Option or stock appreciation right granted pursuant to this Plan shall be exercisable in whole or in part, and no Shares shall be issued pursuant to an Award, if such exercise or issuance would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (or other federal or state statutes having similar requirements), as in effect at that time. Each Award shall be subject to the further requirement that, if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the Shares subject to such Award under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue of Shares thereunder, such Award may not be exercised and no Shares may be issued in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board of Directors.

14.5 Code Section 162(m) Provisions. Notwithstanding any other provision of this Plan, if the Committee determines at the time an Award based on the achievement of performance objectives (a “Performance Award”) is granted to a Participant who is then an officer of the Company that such Participant is, or may be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a covered employee within the meaning of Section 162(m)(3) of the Code, then the Committee may provide that this Section 14.5 shall be applicable to such Award. If a Performance Award is subject to this Section 14.5, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return, economic value added, quality initiatives or compliance initiatives in respect of the Company or the Subsidiary or division of the Company within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Subsidiary or division of the Company) under one or more of the measures described above relative to the performance of other corporations or external indices. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. Notwithstanding any provision of this Plan other than

Section 3.4, with respect to any Performance Award that is subject to this Section 14.5, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Participant, or under such other conditions where such waiver will not jeopardize the treatment of other Performance Awards as “performance-based compensation” under Section 162(m) of the Code. In addition, at the time of granting Performance Awards or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code without adversely affecting the treatment of the Performance Award as “performance-based compensation under Section 162(m), the Committee may provide for the manner in which performance will be measured against the performance goals or may adjust the performance goals to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events. The Committee shall have the power to impose such other restrictions on Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

14.6 Section 409A Compliance. Awards under this Plan are intended to either comply with, or be exempt from, the requirements of Code Section 409A and this Plan shall be interpreted and administered in a manner consistent with such intent. If an operational failure occurs with respect to Code Section 409A requirements, the Company shall require any affected Participant or beneficiary to fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Internal Revenue Service. Payments made to a Participant in error shall be returned to the Company and do not create a legally binding right to such payments.

14.7 Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending this Plan, establish rules applicable to Awards granted to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and grant Awards to such Participants in accordance with those rules. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

14.8 No Restriction on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.9 Non-Transferability of Awards. Unless the Committee determines otherwise at the time an Award is granted, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the Participant’s lifetime only by him or her or, if permissible under applicable law, by the Participant’s guardian or legal representative. An Award and all rights thereunder shall terminate immediately if a Participant attempts to sell, pledge, assign, hypothecate, transfer or otherwise dispose of an Award or any rights therein to any person except as permitted herein or pursuant to the terms of such Award. For the sake of clarity, no Award may be transferred by a Participant for value or consideration.

14.10 Governing Law. To the extent not preempted by federal law, this Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Michigan.

14.11 No Limitation on Rights of the Company. The grant of an Award does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

14.12 Participant to Have No Rights as a Shareholder. Before the date as of which he or she is recorded on the books of the Company as the holder of any Shares underlying an Award, a Participant will have no rights as a shareholder with respect to those Shares.

APPENDIX B

STRYKER CORPORATION 2011 PERFORMANCE INCENTIVE AWARD PLAN

1. Purpose. The purpose of this 2011 Performance Incentive Award Plan (the “Plan”) is to provide a pool of shares of Common Stock, par value $.10 per share (the “Common Stock”), of Stryker Corporation (the “Company”) that may be awarded to (a) members of the sales force of the Company and its operating subsidiaries and divisions (including sales representatives employed by or under contract with independent sales agencies that have entered into agreements with the Company or its operating subsidiaries or divisions regarding the sale of Company products as well as direct sales employees) in recognition of outstanding performance and achievements in sales and (b) other employees of the Company and its operating subsidiaries and divisions in recognition of outstanding performance in product development, operations or other areas (each such award is referred to herein as a “Performance Incentive Award” and each person whose performance entitles him or her to shares of Common Stock pursuant to a Performance Incentive Award is referred to herein as an “Award Recipient”). No corporate officer of the Company and no officer of any subsidiary or division of the Company shall be eligible to receive a Performance Incentive Award under this Plan.

2. Effectiveness and Termination of the Plan. This Plan will become effective as of April 26, 2011, subject to this Plan having been approved by the Company’s shareholders on that date. In no event may Performance Incentive Awards be made with respect to performance for any year prior to 2012 or after 2016. This Plan is subject to earlier termination when all shares of Common Stock that may be issued under this Plan have been issued or at any earlier time determined by the Board of Directors.

3. The Common Stock. The aggregate number of shares of Common Stock that may be issued pursuant to Performance Incentive Awards under this Plan shall be 325,000 shares (the “Aggregate Limit”). Such number of shares shall be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose. No more than 1,000 shares of Common Stock (the “Award Recipient Limit”) may be issued to any Award Recipient with respect to his or her performance for any calendar year and no more than 100,000 shares of Common Stock (the “Annual Limit”) may be issued to all Award Recipients in the aggregate with respect to their performance for any calendar year. The Aggregate Limit, the Annual Limit and the Award Recipient Limit shall be subject to adjustment for any stock split, combination of shares, stock dividend or reorganization, merger, consolidation, recapitalization or reclassification of the Company.

4. Administration of the Plan. This Plan shall be administered by the Performance Incentive Award Committee (the “Committee”) consisting of the President and Chief Executive Officer, the Vice President and Chief Financial Officer and the Vice President of Human Resources or such other or additional persons as may from time to time be designated by the Board of Directors. The Committee shall have full power to construe and interpret this Plan, establish and amend rules and regulations for its administration and perform all other acts relating to this Plan, including the delegation of responsibilities as it deems appropriate.

5. Determination of Awards.

(a) Sales-Based Awards. Prior to the end of the first quarter of each fiscal year, management of each operating division and subsidiary of the Company that desires to establish a program pursuant to which members of its sales force shall be eligible to receive Performance Incentive Awards shall recommend to the Committee the specific criteria to be used to determine Performance Incentive Awards to members of its sales force and advise the Committee of the maximum number of shares of Common Stock that would be awarded if all of the eligible members of its sales force satisfied the criteria. The criteria shall be communicated to all eligible members of the sales force following approval by the Committee. At the end of the year, actual performance will be measured against the approved criteria and the members of the sales force whose performance during the year satisfied the criteria shall be awarded the number of shares of Common Stock to which they are entitled.

(b) Research and Development Awards. Performance Incentive Awards shall be made annually to reward teams and individuals for the best innovations, on a Company-wide basis, in the research and development area. Award Recipients for these research and development awards will be selected by the Committee based on nominations from operating management at the division and subsidiary level.

B-1

(c) Operations Awards. The Committee may also make Performance Incentive Awards, upon the recommendation of operating management at the division and subsidiary level, to individuals based on outstanding operating performance, measured by criteria such as back order and service levels.

(d) Other Awards. In addition, the Committee may, upon the recommendation of corporate, division or subsidiary management but in its sole discretion, make Performance Incentive Awards of a specified number of shares of Common Stock to participants for outstanding performance and achievements in other areas.

6. Rights of a Shareholder; No Effect on Other Plans. An Award Recipient shall have no rights as a shareholder with respect to the shares of Common Stock subject to his or her Performance Incentive Award until the date of issuance of the stock certificate(s) representing such shares. The value of shares of Common Stock that are the subject of a Performance Incentive Award under this Plan shall not be treated as compensation to the Award Recipient for purposes of determining benefits under any retirement plan or other benefit plan of the Company.

7. Tax Withholding. The Company shall have the right to, and shall take such action as may be necessary in the opinion of the Company to, satisfy all obligations for withholding of taxes as required by law, including, but not limited to, withholding at the time of delivery of certificates representing shares of Common Stock awarded under this Plan an appropriate amount of cash from other compensation due to an Award Recipient or an appropriate number of shares of Common Stock from the Performance Incentive Award. Shares of Common Stock used to satisfy tax withholding shall be valued based on the closing price of the Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange on the date that the tax withholding is required to be made or the first closing price of the Common Stock thereafter if the Common Stock is not traded on the date that the tax withholding is required to be made.

8. Amendment. The Board of Directors of the Company may from time to time make such changes in and additions to the Plan as it may deem proper and in the best interests of the Company without further action on the part of the shareholders of the Company except as required by law, regulation or the rules of the New York Stock Exchange at that time; provided, however, that unless the shareholders of the Company shall have first approved thereof (a) except for the adjustments referred to in Section 3 hereof, the Aggregate Limit, the Award Recipient Limit and the Annual Limit shall not be increased and (b) the term of this Plan shall not be extended.

9. Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Michigan.

B-2

Printed with soy ink on recycled paper

Please recycle where possible

STRYKER CORPORATION C/O AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC OPERATIONS CENTER 6201 15TH AVENUE BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 25, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M32551-P04565            KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR each of these nominees.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Elect nine directors:
Nominees:
	(1) Howard E. Cox, Jr.	(6) Howard L. Lance
	(2) Srikant M. Datar, Ph.D. (3) Roch Doliveux, DVM	(7) Stephen P. MacMillan (8) William U. Parfet	0	0	0
	(4) Louise L. Francesconi	(9) Ronda E. Stryker
(5) Allan C. Golston

The Board of Directors recommends a vote FOR Proposals 2, 3, 4 and 5.		For	Against	Abstain	The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 Year	2 Years	3 Years	Abstain
2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.	0	0	0	6.	Recommendation, in an advisory vote, of the frequency of future advisory votes on executive compensation.	0	0	0	0
3.	Approval of the 2011 Long-Term Incentive Plan.	0	0	0	The Board of Directors recommends that you vote AGAINST the following proposal:			For	Against	Abstain
4.	Approval of the 2011 Performance Incentive Award Plan.	0	0	0	7.	Shareholder proposal, if properly presented at the meeting.		0	0	0
5.	Approval, in an advisory vote, of the Company’s executive compensation.	0	0	0

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees, FOR Proposals 2, 3, 4 and 5, FOR 1 year on Proposal 6, and AGAINST Proposal 7.

For address changes and/or comments, please check this box and write them on the back where indicated.				0
		Yes	No
Please indicate if you plan to attend this meeting.		0	0

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, so the shares will be represented at the Shareholders Meeting. If you vote by telephone or Internet, do not mail this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholders Meeting:

The Notice and Proxy Statement, our 2010 Annual Report on Form 10-K and 2010 Annual Review and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

Please fold and detach card at perforation before

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — —

M32552-P04565

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 26, 2011

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 18, 2011, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 26, 2011, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

STRYKER CORPORATION C/O COMPUTERSHARE INVESTOR SERVICES P.O. BOX 43078 PROVIDENCE, RI 02940-3078

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 20, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 20, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M32553-P04565            KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR each of these nominees.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Elect nine directors:
Nominees:
	(1) Howard E. Cox, Jr.	(6) Howard L. Lance
	(2) Srikant M. Datar, Ph.D. (3) Roch Doliveux, DVM	(7) Stephen P. MacMillan (8) William U. Parfet	0	0	0
	(4) Louise L. Francesconi	(9) Ronda E. Stryker
(5) Allan C. Golston

The Board of Directors recommends a vote FOR Proposals 2, 3, 4 and 5.		For	Against	Abstain	The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 Year	2 Years	3 Years	Abstain
2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.	0	0	0	6.	Recommendation, in an advisory vote, of the frequency of future advisory votes on executive compensation.	0	0	0	0
3.	Approval of the 2011 Long-Term Incentive Plan.	0	0	0	The Board of Directors recommends that you vote AGAINST the following proposal:			For	Against	Abstain
4.	Approval of the 2011 Performance Incentive Award Plan.	0	0	0	7.	Shareholder proposal, if properly presented at the meeting.		0	0	0
5.	Approval, in an advisory vote, of the Company’s executive compensation.	0	0	0

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees, FOR Proposals 2, 3, 4 and 5, FOR 1 year on Proposal 6, and AGAINST Proposal 7.

For address changes and/or comments, please check this box and write them on the back where indicated.				0
		Yes	No
Please indicate if you plan to attend this meeting.		0	0

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Computershare, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, so the shares will be represented at the Shareholders Meeting. If you vote by telephone or Internet, do not mail this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholders Meeting:

The Notice and Proxy Statement, our 2010 Annual Report on Form 10-K and our 2010 Annual Review and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

Please fold and detach card at perforation before

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — —

M32554-P04565

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 26, 2011

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 18, 2011, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 26, 2011, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

STRYKER CORPORATION C/O VANGUARD P.O. BOX 2900 VALLEY FORGE, PA 19482-2900

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 20, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 20, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M32555-P04565            KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR each of these nominees.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Elect nine directors:
Nominees:
	(1) Howard E. Cox, Jr.	(6) Howard L. Lance
	(2) Srikant M. Datar, Ph.D. (3) Roch Doliveux, DVM	(7) Stephen P. MacMillan (8) William U. Parfet	0	0	0
	(4) Louise L. Francesconi	(9) Ronda E. Stryker
(5) Allan C. Golston

The Board of Directors recommends a vote FOR Proposals 3, 4 and 5.					The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 Year	2 Years	3 Years	Abstain
Participants are not entitled to vote on proposal 2.
2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.	For	Against	Abstain	6.	Recommendation, in an advisory vote, of the frequency of future advisory votes on executive compensation.	0	0	0	0
3.	Approval of the 2011 Long-Term Incentive Plan.	0	0	0	The Board of Directors recommends that you vote AGAINST the following proposal:			For	Against	Abstain
4.	Approval of the 2011 Performance Incentive Award Plan.	0	0	0	7.	Shareholder proposal, if properly presented at the meeting.		0	0	0
5.	Approval, in an advisory vote, of the Company’s executive compensation.	0	0	0		This proxy, when properly executed, will be voted in the manner directed herein.
For address changes and/or comments, please check this box and write them on the back where indicated.				0
		Yes	No
Please indicate if you plan to attend this meeting.		0	0

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, so the shares will be represented at the Shareholders Meeting. If you vote by telephone or Internet, do not mail this proxy card.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Stryker Corporation 401(k) Savings and Retirement Plans (the Plans). This proxy, when properly executed, will be voted as directed. If a shareholder does not provide voting instructions to the proxy tabulator by April 20, 2011, that shareholder will be treated as directing the Plans’ Trustee to vote the shares held in the Plans in the same proportion as the shares for which the Trustee has received timely instructions from others who do provide voting instructions.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholders Meeting:

The Notice and Proxy Statement, our 2010 Annual Report on Form 10-K and 2010 Annual Review and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

Please fold and detach card at perforation before

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M32556-P04565

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 26, 2011

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 18, 2011, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 26, 2011, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)